Exhibit 2.5

[Translation]

REORGANIZATION PLAN [PROPOSAL]

Tokyo District Court

2012 (Mi) No. 1

Reorganization Company Elpida Memory, Inc.

Trustee Yukio Sakamoto

Trustee Nobuaki Kobayashi

CONTENTS

Chapter I	Background to the Preparation of the Reorganization Plan Proposal	1

Section 1	Overview and Corporate History of the Reorganization Company	1
1	Overview	1
2	Related Companies	2
3	Corporate History	3
Section 2	Circumstances in relation to Commencement of Reorganization Proceedings and State after the Commencement of Reorganization Proceedings
1	Background to filing for commencement of reorganization proceedings	4
2	Background to commencement of reorganization proceedings	5
3	Execution of Sponsor Agreement	7
4	Investigation on claims, valuation of properties, etc.	9
5	Filing for Chapter 15	9
6	State of operation	9

Chapter II	Basic Principles of Reorganization Plan	11

Section 1	Basis Principles of Reorganization Plan	11
1	Outline of the Reorganization Plan	11
2	Repayment under the Reorganization Plan	12
Section 2	Summary of the Reorganization Plan	17
1	Principles of repayments	17
2	Changes to the Existing Shareholders’ Rights, etc.	20

Chapter III	Changes to the rights in relation to reorganization claims, etc., and repayment or payment methods	22

Section 1	Definitions	22
Section 2	Secured reorganization claims	26
1	General rules regarding repayment of secured reorganization claims	26
2	Secured reorganization claims in relation to mortgage on the factory foundation	27
3	Secured reorganization claims in relation to the leases	27
4	Secured reorganization claims in relation to the statutory liens over movables	28
5	Secured reorganization claims in relation to the statutory retention rights	28
6	Secured reorganization claims in relation to the retention of ownership	28
Section 3	Preferential reorganization claims	29
1	Tax Claim	29
2	Labor related claims	30

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Section 4	General Reorganization Claims	30
1	Fixed General Reorganization Claims (excluding Subsections 2 through 4 below)	30
2	Reorganization claims with conditions	39
3	The claims under guarantees	40
4	Reorganization claims with respect to which a secondary filing was made	42
Section 5	Other items regarding repayment	42
1	Place of repayment, etc.	42
2	Application of repayments	43
3	Handling of waiver or withdrawal of reorganization claims, etc.	43
4	Handling of fractional number	43
5	Treatment where counter claims exist	43
6	Handling of transferred reorganization claims, etc.	44
7	Prepayment	44
8	Damages, etc.	45
9	Handling of foreign-currency-dominated claims	45
10	In the case where the reorganization creditors, etc., cannot be ascertained	45

Chapter IV	Common Benefit Claims and Their Repayment Methods	46

Section 1	Outline of Paid Common Benefit Claims and Unpaid Common Benefit Claims	46
Section 2	Repayment Method of Unpaid Common Benefit Claims	46

Chapter V	Measures in relation to Unfixed Reorganization Claims, Etc.	47

Section 1	Measures in relation to Unfixed Secured Reorganization Claims	47
1	Details of Unfixed Secured Reorganization Claims	47
2	Measures for unfixed Secured Reorganization Claims	47
Section 2	Measures in relation to Unfixed General Reorganization Claims	47
1	Details of Unfixed General Reorganization Claims	47
2	Measures for Unfixed General Reorganization Claims	48

Chapter VI	Measures of Procuring Funds for the Repayment	49

Section 1	Procurement of Funds for Repayment	49
Section 2	Use of Unexpected Proceeds	49

Chapter VII	Measures in relation to Security Interests, Etc.	50

Section 1	Treatment of Security Interests, Etc.	50
1	Surviving security interests	50
2	Measures in case unfixed secured reorganization claims are fixed	52
3	Terminating security interests	52
4	Insurance	53

ii

Section 2	Costs in relation to Registration, etc.	53

Chapter VIII	Measures in relation to the Reorganization Company	54

Section 1	Changes to the Existing Shareholders’ Rights, Etc.	54
1	Changes to the shareholders’ rights	54
2	Issuance of shares for subscription	54
Section 2	Measures for Investment by the Sponsor	55
1	Changes to the shareholders’ rights	55
2	Issuance of shares for subscription	55
Section 3	Restrictions on Dividends	56
Section 4	Restrictions on Transfer of Shares	56
Section 5	Amendment to the Articles of Incorporation	56
Section 6	Appointment of Officers, etc.	56
1	Appointment of Officers	56
2	Term of Officers	57
3	Replacement of, Increase in, and Changes to Officers	57

Chapter IX	Measures in relation to Disputed and Unsettled Rights	58

Chapter X	Other Matters that must be provided in the Plan	59

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[Translation]

CHAPTER I                                          BACKGROUND TO THE PREPARATION OF THE REORGANIZATION PLAN PROPOSAL

Section 1                         Overview and Corporate History of the Reorganization Company

1                               Overview

The main businesses of the Reorganization Company are the development, manufacture, and sale of DRAM (Dynamic Random Access Memory), which is a type of semiconductor integrated circuit.

The Reorganization Company is the only manufacturer specializing in DRAM in Japan, and it has the third biggest share of the DRAM market in the world.

The following is an overview of the business office, factories, and research and development facilities, etc., of the Reorganization Company. Its manufacturing base is the Hiroshima Factory in Higashi Hiroshima City, Hiroshima.

Name of Place of Business (Location)	Description of Facilities
Head Office (Sumitomo Life Insurance Yaesu Building 3 F, 2-2-1 Yaesu, Chuo-ku, Tokyo)	Business office, etc.
Hiroshima Factory (7-10 Yoshikawa Industrial Park, Higashi-hiroshima-shi, Hiroshima)	Manufacturing facilities and intangible fixed assets, including IT-related investment
Development Center (3-1-35 Minami-Hashimoto, Chuo-ku, Sagamihara-shi, Kanagawa)	Business office, research and development facilities, and intangible fixed assets, including IT-related investment
Hiroshima Development Center (7-10 Yoshikawa Industrial Park, Higashi-hiroshima-shi, Hiroshima)	Business office, research and development facilities, and intangible fixed assets, including IT-related investment
Kansai Branch/Kansai Design Center (Shin-Osaka Wako Building 1 & 5 F, 4-6-18 Miyahara, Yodogawa-ku, Osaka-shi, Osaka)	Business office, research and development facilities, and intangible fixed assets, including IT-related investment
Tohoku Design Center (89-2 Yamada-aza, Yuwaishida, Akita-shi, Akita)	Business office, research and development facilities, and intangible fixed assets, including IT-related investment

[Translation]

2                               Related Companies

The Reorganization Company’s main subsidiaries and affiliated companies are described in 2.1 through 2.3 below.

2.1                    The Reorganization Company’s subsidiaries (Japan)

Company Name	Voting Rights Ratio (Indirectly Held)	Relation with Reorganization Company	Name of Main Place of Business (Location)
Akita Elpida Memory, Inc.	100% (0%)	In charge of backend processes of Premier DRAMs manufacture by the Reorganization Company	Head office factory (Akita)
EBS, Inc.	100% (0%)	In charge of funds management, etc., of the Reorganization Company	Tokyo
ECM K.K.	90% (0%)	In charge of sale, etc., of products manufactured by the Reorganization Company	Tokyo

2.2                    The Reorganization Company’s subsidiaries (Overseas)

Company Name	Voting Rights Ratio (Indirectly Held)	Relation with Reorganization Company	Name of Main Place of Business (Location)
Rexchip Electronics Corporation	64.7% (11.9%)	In charge of front-end processes of DRAMs manufacture by the Reorganization Company	Taiwan (HouLi, Taichung County)
Elpida Memory (USA) Inc.	100% (0%)	In charge of sale of DRAMs	USA (California)
Elpida Memory (Europe) GmbH	100% (100%)	In charge of design and development of DRAMs	Germany (Munich)
Elpida Memory (Taiwan) Co., Ltd.	100% (100%)	In charge of sale of DRAMs	Taiwan (Taipei)
Elpida Memory (Hong Kong) Co., Ltd.	100% (100%)	In charge of sale of DRAMs	China (Hong Kong)
Elpida Memory (Europe) Sàrl	100% (100%)	In charge of sale of DRAMs	Switzerland (Geneva)
Elpida Memory International B.V.	100% (0%)	In charge of controlling sales companies of DRAMs	Netherlands (Amsterdam)

2.3                    Affiliated companies

Company Name	Voting Rights Ratio (Indirectly Held)	Relation with Reorganization Company	Name of Main Place of Business (Location)
Tera Probe, Inc.	39.6% (0%)	In charge of wafer probe tests in front-end processes of DRAMs manufacture by the Reorganization Company	Head office (2-7-17 Shin-Yokohama, Kohoku-ku, Yokohama-shi, Kanagawa) as well as places of business within the Reorganization Company’s Hiroshima Factory and in Kyushu
TeraPower Technology Inc.	20.2% (20.2%)	In charge of wafer probe tests in front-end processes of DRAMs manufacture by the Reorganization Company	Head office factory (Taiwan)

3                               Corporate History

1999	December	Established and registered (corporate name at establishment: NEC Hitachi Memory, Inc.)
2000	May	Changed corporate name to Elpida Memory, Inc.
2003	March	Acquired Mitsubishi Electric Corporation’s DRAM business
	September	Established Hiroshima Elpida Memory, Inc. (“Hiroshima Elpida”), as a subsidiary responsible for production
2004	November	Listed on the First Section of the Tokyo Stock Exchange
2005	July	Established Tera Probe, Inc. (“Tera Probe”), through joint venture with Kingston Technology Japan, LLC, Powertech Technology Inc. and Advantest Corporation
2006	July	Established Akita Elpida Memory, Inc. (“Akita Elpida”)
2007	January	Reached official agreement with Powerchip Semiconductor Corporation regarding Rexchip Electronics Corporation (“Rexchip”), a DRAM producing joint venture company
2008	April	Hiroshima Elpida merged into Elpida
2009	March	Converted Rexchip and Tera Probe into consolidated subsidiaries
	June	Received approval from the Ministry of Economy, Trade and Industry for business restructuring plan (the “Business Restructuring Plan”)

under the Act on Special Measures for Industrial Revitalization (the “Industrial Revitalization Act”)
2012	February	Filed petition for commencement of reorganization proceedings with Tokyo District Court
	March	Obtained Court approval to commence reorganization proceedings
	August	Trustees submitted Reorganization Plan Proposal

Section 2                         Circumstances in relation to Commencement of Reorganization Proceedings and State after the Commencement of Reorganization Proceedings

1                               Background to filing for commencement of reorganization proceedings

The Reorganization Company has developed and grown its business in the global market as a major semiconductor manufacturer of DRAM in terms of market share, backed by high productivity and development of highly functional and highly performed product driven by world-class cutting-edge technologies.

In the mid-2000s, DRAM manufacturers invested heavily in long-lived manufacturing facilities and assets in anticipation of significant future demand for DRAM products. However, this demand never materialized, nor materialized in the near to mid-term. As a result of the increase in production capacity and the resulting oversupply, the DRAM industry has experienced a rapid decline in DRAM prices since early 2007, and having not seen any subsequent improvement in the balance between supply and demand, the DRAM industry has fallen into a structural recession. It then suffered a further large drop in demand for manufactured products as a result of the historical deterioration of the global economy since the fall of 2008, originating with the collapse of Lehman Brothers, and DRAM prices have dropped further.

These events in the market have had a dramatic effect on the results of the Reorganization Company as a company that specializes in the manufacture of DRAMs, leading the Reorganization Company to record a net loss for its fiscal year ended March 2009 of 1,788 oku yen.

It was in the context of this severe management environment that in June 2009 the Reorganization Company received approval from the Ministry of Economy, Trade and Industry for a business restructuring plan under the Industrial Revitalization Act and began its business reconstruction efforts under the Industrial Revitalization Act, and in September 2009 the Reorganization Company then entered into a syndicated loan (“Syndicated Loan under the IRA”) for 1,000 oku yen, financed by its main financial institutions. Through these efforts the Reorganization Company has endeavored to stabilize its financial base through, among other things, borrowings of 100 oku yen from the Development Bank of Japan, Inc. (“DBJ”), and contributions amounting to 300 oku yen through third-party allotments of preferred shares. As a result of moving ahead in this manner with its business restructuring plan, the Reorganization Company was able to pull itself out of the red and post profits for its fiscal years ending March 2010 and 2011, and the Reorganization Company’s results briefly showed signs of improvement

However, because of, among other things, (i) the Japanese yen recording historical highs in an environment marked by the European financial crisis and delay of economical recovery in the U.S., briefly rising to 75 yen to the US dollar in foreign exchange rates in August 2011, and its continued strength as it has subsequently fluctuated around 80 yen to the US dollar, (ii) the stagnation in the demand for PCs and the large drop in prices of DRAM for PCs and (iii) due to the reasons such as the continued insufficiency of the Reorganization Company’s operations to generate sufficient cash to fund forward looking R&D and capex investments, the Reorganization Company’s results deteriorated again, and it recorded consecutive net losses of approximately 78 oku yen in the first quarter of fiscal 2011, approximately 488 oku yen in the second quarter, and approximately 421 oku yen in the third quarter, making management of the Reorganization Company severely difficult and putting pressure on the Reorganization Company’s cash flow.

After March 2012, the Reorganization Company was scheduled to (i) redeem 150 oku yen’s worth of bonds, (ii) repay approximately 210 oku yen’s worth of syndicated loans and other debt, (iii) pay approximately 310 oku yen based on put options attached to preferred shares, and (iv) make repayments, etc., in the total amount of approximately 770 oku yen on the balance of Syndicated Loan under the IRA and the balance of loans from DBJ. Given the severe management circumstances surrounding the Reorganization Company and the pressure that its cash flow is under as discussed above, however, it has become extremely difficult to make all of those payments.

As a result of the circumstances explained above, the Reorganization Company has had to abandon its business restructuring efforts under the Industrial Revitalization Act, and on February 27, 2012, it filed a petition with the Tokyo District Court (the “Court”) to commence reorganization proceedings.

2                               Background to commencement of reorganization proceedings

2.1                    Reorganization proceedings through DIP type reorganization proceedings

(1)                Filing for commencement of reorganization proceedings

On February 27, 2012, the Reorganization Company filed a petition with the Court for commencement of reorganization proceedings and on the same day received from the Court a supervisory order and examination order, a preservation order prohibiting repayments, and a comprehensive prohibition order. Attorney-at-law Atsushi Toki was appointed as supervisor and examiner. The supervisor and examiner has appointed attorneys-at-law Keiko Tashiro, Norio Henmi, Yoichi Takei, Masaru Nishimura, Tomoko Hirai, and Narumi Yamashita, and certified public accountant Yoshiki Watanabe as deputy supervisors and examiners. In filing such petition, the Reorganization Company requested “DIP type” reorganization proceedings, which will allow its current management to continue engaging in the reorganization proceedings as trustees and deputy trustees after commencement of the reorganization proceedings.

(2)                Operation of the factory

The Reorganization Company, through the efforts, etc., of its employees and with the cooperation of its creditors and trading partners, was able to continue to carry out the transactions necessary to continue its business after the filing of the petition for commencement of Reorganization Proceedings, did not stop the operation of the Hiroshima Factory, the Reorganization Company’s manufacturing base, and had no problems to the continuation of its business.

(3)                Responding to creditors and trading partners

Immediately after filing the petition for commencement of Reorganization Proceedings, the Reorganization Company sent a written notice by facsimile to all creditors, trading partners, and other related people informing them of such petition and requesting their understanding in continuing to trade with the Reorganization Company in the future, and it held an explanatory meeting for creditors on February 29, 2012.

(4)                Order for commencement of reorganization proceedings

After an examination by the supervisor—examiner into whether or not there were grounds for commencing reorganization proceedings, the state of the Reorganization Company’s property, and the appropriateness of the Trustees, the Court rendered its order at 5 p.m. on March 23, 2012, to commence reorganization proceedings, and Representative Director Yukio Sakamoto and attorney-at-law Nobuaki Kobayashi, who was the Reorganization Company’s representative in filing the petition, were appointed as Trustees. In order to examine the appropriateness of the Trustees’ business from a neutral perspective, an order of examination was issued at the same time as the commencement order, and attorney-at-law Atsushi Toki, who was the supervisor—examiner, was appointed as examiner, and the examiner appointed attorneys-at-law Keiko Tashiro, Yoichi Takei, Masaru Nishimura, Tomoko Hirai, and Narumi Yamashita, and certified public accountant Yoshiki Watanabe, who were the deputy supervisors and examiners, as the deputy examiners.

The Trustees appointed

•             2 people from the Reorganization Company—Hideki Gomi (Director and CTO) and Yoshitaka Kinoshita (Director and COO) as deputy trustees of the business trustee —and

•             14 attorneys-at-law—Kosei Watanabe, Yoichi Wakasugi, Kou Matsui, Takayuki Maruyama, Yosuke Kanegae, Nobuo Kojima, Tomohiro Kitano, Manabu Adachi, Kentaro Oishi, Toshiro Tabata, Takehiro Bando, Kohei Okawa, Junko Motozawa, and Satoru Miyamoto as deputy trustees of the legal trustee—all of whom are the representatives for the petition,

•             4 attorneys-at-law as assistants to the Trustees—Nobuko Otsuki, Takashi Matsunaga, Nobuhisa Hayano, and Ryosuke Takishima,

and have commenced the reorganization proceedings as set out in this Chapter.

2.2                    Restructuring in organization

(1)                       Establishment of reorganization trustees’ office

The Trustees established a reorganization trustees’ office in the Tokyo head office of the Reorganization Company to be in charge of administration matters relating to the reorganization proceedings. The reorganization trustees’ office primarily communicated with creditors and investigated claims.

(2)                       Management meetings and operation meetings

In conjunction with the commencement of the reorganization proceedings, in light of the fact that the Trustees alone have the power to execute business and manage and dispose of property, the Trustees established a management meeting (to function as a company organ in place of the previous Board of Directors) and an operation meeting (to share information on the progress of the administration of business and property, including issues arising on the ground) composed mainly of the Trustees of the Reorganization Company and Reorganization Company Akita Elpida. The examiner also participates in these meetings and supervises the progress of the reorganization proceedings.

2.3                    Secured Creditors Committees

A petition was filed by the Reorganization Company’s major financial institutions and lease creditors requesting approval for the Secured Creditors Committees under Paragraphs 1 and 6 of Article 117 of the Corporate Reorganization Act, and the Court rendered its order on April 27, 2012, approving the Secured Creditors Committees consisting of such creditors to participate in the reorganization proceedings. The Trustees have sought their understanding and cooperation in the reorganization proceedings while, among others, reporting to the Secured Creditors Committees as required under the Corporate Reorganization Act.

3                               Execution of Sponsor Agreement

3.1                    Basic principles

Immediately after filing the petition for commencement of reorganization proceedings, the Reorganization Company appointed Nomura Securities Co., Ltd. (“Nomura Securities”) as its financial adviser and proceeded with the sponsor selection procedure. Since it was expected that a number of candidates put their name forward, the Reorganization Company decided to proceed with a two-round bid process to select the sponsor.

The Reorganization Company’s basic principles with respect to the procedures for selecting the sponsor were (i) to maximize and stabilize the repayment amount to Reorganization Creditors, Etc., under the Reorganization Plan Proposal that was scheduled to be prepared at that stage and (ii) to ensure the preservation and rehabilitation of the Reorganization Company’s business.

Then, the Trustees decided to proceed with the sponsor selection procedure, keeping in mind (1) to maintain a highly competitive environment in the selection procedures; (2) to carry out the selection procedures as swiftly and appropriately as possible to prevent any damage to the Reorganization Company’s business value; and (3) to strive to ensure fairness in the procedures and equity among candidates and carry out the procedures upon consultation with the Court and the examiner.

3.2                    First round of bid process

There were 11 companies (10 groups) that showed an interest in being the Reorganization Company’s sponsor and represented their intent to participate in the first round of bid process, and all companies that the Reorganization Company and Nomura Securities finally contemplated could be a sponsor of the Reorganization Company were included in such candidates.

A period of approximately half a month was set for this first round. The Trustees equally disclosed to each candidate an overview, past financial results, and the most recent business plan and other such basic information of the Reorganization Company and, after holding a Q&A session, requested each candidate to submit a first-round preliminary proposal.

In accordance with the above basic principles, the Trustees then compared and examined the first-round preliminary proposal submitted by 6 candidates and, upon consultation with the Court and the examiner, selected 3 companies to proceed as candidates to the second round, placing the most priority on maximizing and stabilizing the repayment amount under the Reorganization Plan Proposal.

3.3                    Second round of bid process

A period of approximately one month was set for this round. The Trustees equally disclosed to each candidate a much larger amount of information and more detailed information than was disclosed in the first round. The Trustees responded to Q&As from the candidates throughout the period and, after holding interview sessions with respect to each field (such as business, finance, and legal) and site visit to inspect factory facilities and equipment. Then, the Trustees requested each candidate to submit a second-round proposal and an amendment proposal of the sponsor agreement draft proposed by the Reorganization Company, and only Micron Technology, Inc. (“Micron”) submitted a second-round proposal and an amendment proposal of the sponsor agreement.

Upon consultation with the Court and the examiner, the Trustees carefully considered the submitted second-round proposal and amendment proposal of the sponsor agreement drafts in accordance with the above basic principles, and concluded that selection of Micron as a sponsor would maximize and stabilize the repayment amount to creditors and contribute the preservation and rehabilitation of the Reorganization Company’s business in consideration of the proposed sponsor amount as well as support, corporate size, funding ability, and creditworthiness. Therefore, the Trustees commenced exclusive negotiations aimed at executing a sponsor agreement with Micron on May 10, 2012.

The Trustees reached an agreement with Micron on the details of sponsorship as a result of negotiations on the details of the agreement with Micron through many consecutive days of meetings and telephone conferences and, on July 2, 2012, obtained the Court’s approval and entered into the Agreement on Support for Reorganization Companies (the “Sponsor Agreement”) with Micron and decided to make Micron the sponsor.

The details of the Sponsor Agreement are as set out in the Sponsor Agreement (Attachment 30).

4                               Investigation on claims, valuation of properties, etc.

4.1                    Investigation on claims

The deadline for submitting proof of claims was set as May 21, 2012. The work of deciding whether to approve or disapprove a claim was carried out mainly at the reorganization trustees’ office and by the Reorganization Company’s Accounts Division, and the Trustees have submitted the statement of claims approved and disapproved to the Court on July 9, 2012.

4.2                    Inspection and valuation of properties

With the support of KPMG FAS Co., Ltd., and real property appraisers and other such experts from the Kanto Fudosan Kanteisho, the Trustees inspected the assets and liabilities of the Reorganization Company as at the commencement order date and carried out an evaluation of the Reorganization Company’s property.

5                               Filing for Chapter 15

For the purpose of ensuring that the effect of the reorganization proceedings in Japan will be recognized in the United States of America, on March 19, 2012 (local time) the Trustees filed a petition for recognition of a foreign bankruptcy proceeding under Chapter 15 of Title 11 of the United States Code with a bankruptcy court in the State of Delaware, U.S.A. In order to ensure that the Reorganization Company’s assets are preserved while a decision on whether or not to recognize the Japanese proceedings is pending, the Trustees filed at the same time for preliminary relief. The US court issued an order for preliminary relief on March 21 (local time), and on April 24 (local time) the court rendered its decision to recognize the reorganization proceedings as a foreign main proceeding.

6                               State of operation

6.1                    State of profits and losses

The state of the Reorganization Company’s profits and losses during the period from the day immediately after the reorganization proceedings commencement order date to June 30, 2012 are as set out in the Profits and Loss Statement (Attachment 4).

6.2                    State of assets and liabilities

The state of the Reorganization Company’s property as at the reorganization proceedings commencement order date is as set out in the Balance Sheet (Before Property Valuation) (Attachment 1). The balance sheet as amended in accordance with the property valuation and claims investigation carried out under the Corporate Reorganization Act is set out in the Balance Sheet (After Property Valuation) (Attachment 2).

The Reorganization Company’s balance sheet if it were to be liquidated on the reorganization proceedings commencement order date is as set out in the Liquidation Balance Sheet (Attachment 3), and the expected bankruptcy dividends ratio as at that date would be 0.6%.

6.3                    State of labor

The total number of employees at the Reorganization Company was 3,173 people as at the reorganization proceedings commencement order date and 3,156 people as at June 30, 2012.

The Reorganization Company has a labor union—the Hiroshima Elpida Memory Labor Union—and the number of labor union members was 1,921 people at the time of the commencement of the reorganization proceedings and 1,886 as at June 30, 2012.

[Translation]

CHAPTER II                                     BASIC PRINCIPLES OF REORGANIZATION PLAN

The basic principles and the summary of the Reorganization Plan are described as follows. The specific provisions from and including Chapter III take precedence over the basic principles and the summary. The terms shall have the meaning given to them in Section 1, Chapter III below.

Section 1                         Basis Principles of Reorganization Plan

1                               Outline of the Reorganization Plan

The Reorganization Company considered it necessary to receive support from an appropriate sponsor for the preservation and reorganization of its business, and carried out selection procedure of a sponsor under the supervision of the Court and the examiner, and as a result, selected Micron and executed the Sponsor Agreement with Micron on July 2, 2012.

The basic principles of the Reorganization Plan is for the Reorganization Company to receive from Micron (or one or more of its subsidiaries) the Sponsorship Amount under the Sponsor Agreement, and for the Reorganization Company to repay the reorganization claims, etc., using the Sponsorship Amount as the funds for repayments and to realize maintenance and reorganization of its business.

Specifically, among the Sponsorship Amount to be supported by Micron, 600 oku yen will be contributed into the Reorganization Company through capital reduction and increase under the Reorganization Plan, and the Reorganization Company will make the First Installment Payment under the Reorganization Plan using the contributed funds (after certain adjustments provided for in the Sponsor Agreement) as the funds for repayments.

With respect to the remaining 1,400 oku yen, the Reorganization Company will build a continuous transaction relationship with Micron (or one or more of its subsidiaries) and this amount will be funded through stable payments from Micron (or one or more of its subsidiaries) through the so-called cost plus model. The Reorganization Company will make the Second Installment Payment through Seventh Installment Payment under the Reorganization Plan using such funded amount as the funds for repayments.

The cost plus model means transactions whereby the manufactured products, etc., will be purchased by Micron (or one or more of its subsidiaries) from the Reorganization Company at pricing calculated based on all costs, including manufacturing costs and depreciation costs, plus certain margins, and through such transactions, the Reorganization Company will become capable of obtaining stable cash flows that would not be affected by fluctuations in supply and demand or unit price and may procure the funds for repayments under the Reorganization Plan (refer to “Description of Cost Plus Model” (Attachment 6).

Although the funds for repayments under the Reorganization Plan are restricted to the amounts of items (1) through (4) in Section 1, Chapter VI in principle, if the reserve for repayments to Unfixed General Reorganization Claims becomes insufficient, other assets of the Reorganization Company other than said items (1) through (4) will be made available as the funds for repayments of such Unfixed General Reorganization Claims the existence of which becomes fixed exceptionally.

2                               Repayment under the Reorganization Plan

2.1                    Micron’s support under the Sponsor Agreement

The Reorganization Company will receive capital contribution from Micron in the amount of 600 oku yen through capital reduction and increase under the Reorganization Plan.

2.2                    Sponsor Agreement Adjustment (refer to the definitions in Section 1, Chapter III)

Sponsor Agreement Adjustment will be made with respect to the 600 oku yen as set forth in Subsection 2.1 above. Under the Reorganization Plan, the amount to be reserved from the First Installment Payment as the Sponsor Agreement Adjustment is estimated at 12,630,000,000 yen, but the actual amount of the Sponsor Agreement Adjustment will be determined before the contribution by Micron.

2.3                    First Installment Payment

(1)                      Outline

The Reorganization Company will make, on the First Installment Payment Date, the First Installment Payment to the fixed reorganization claims, etc., after making the Sponsor Agreement Adjustment to the 600 oku yen.

Under the Reorganization Plan, the amount to be reserved from the First Installment Payment as the funds for repayment of Unfixed Reorganization Claims, etc., on the First Installment Payment Date is estimated at 653,892,919 yen or more after the amendment of the Reorganization Plan on June 12, 2013, but the actual amount to be reserved will be determined before the First Installment Payment Date. “Submitting the Reorganization Plan Proposal” shall mean “submitting the amended Reorganization Plan Proposal” if the Reorganization Plan Proposal is amended after the submission; the same applies below.

(2)                      Breakdown of Repayment

With respect to the First Installment Payment for the secured reorganization claims, in addition to the repayment of fixed amount (Section 2, Chapter III (excluding Subsection 1.2)), the prepayment (Subsection 1.2, Section 2, Chapter III) may be made.

With respect to the First Installment Payment for the general reorganization claims:

(i)                    repayment of fixed amount (Subsection 1.3(1), Section 4, Chapter III); and

(ii)                 additional repayment of

(a)                              Additional repayment of reorganization claims in conjunction with the Sponsor Agreement Adjustment and fixing of the Unfixed Secured Reorganization Claims (Item A, Subsection 1.3(2), Section 4, Chapter III);

(b)                              Additional repayment of reorganization claims in conjunction with a receipt of repayment under the reorganization plan of Akita Elpida (Item B, Subsection 1.3(2), Section 4, Chapter III);

(c)                               Additional repayment of reorganization claims in conjunction with a non-payment to EBS, Inc. (“EBS”) (Item C, Subsection 1.3(2), Section 4, Chapter III);

(d)                              Additional repayment of reorganization claims in conjunction with the Failure of Satisfaction of Conditions, Etc., of the Unsatisfied General Reorganization Claims (Item D, Subsection 1.3(2), Section 4, Chapter III); and

(e)                               Additional repayment of reorganization claims in conjunction with fixing of the maximum repayment amount of the Unfixed or Unsatisfied Reorganization Claims, Etc., and the fixing of the Unfixed Reorganization Claims, Etc. (Item E, Subsection 1.3(2), Section 4, Chapter III)

may be made.

With respect to the repayment of fixed amount for secured reorganization claims and general reorganization claims, the amount is calculated based on the estimated amount to be reserved for the Sponsor Agreement Adjustment as set forth in Subsection 2.2 above and the estimated amount to be reserved as the funds for repayment on the First Installment Payment Date of Unfixed Reorganization Claims, Etc., as set forth in Paragraph (1) above.

The outline of such prepayment for the secured reorganization claims and additional repayment for the general reorganization claims are as set forth in A through C below.

A                            Prepayment for the secured reorganization claims, and additional repayment for the reorganization claims (i)

Prepayment of the secured reorganization claims (Subsection 1.2, Section 2, Chapter III), and additional repayment of the reorganization claims (Item A, Subsection 1.3(2), Section 4, Chapter III) will be made in conjunction with the determination of the Sponsor Agreement Adjustment and the fixing of the Unfixed Secured Reorganization Claims.

This is calculated based on the estimated amount to be reserved for the Sponsor Agreement Adjustment as set forth in Subsection 2.2 above and the estimated amount to be reserved as the funds for repayment on the First Installment Payment Date of Unfixed Reorganization Claims, Etc., as set forth in Paragraph (1) above.

If the estimated amount of the Sponsor Agreement Adjustment exceeds its actual amount, and if the amount calculated by deducting the amount of the Unfixed Secured Reorganization Claims and the amount of fixed secured reorganization claims which have been fixed prior to the First Installment Payment Date from such excess amount (such funds for repayment with respect to the remaining amount shall be hereinafter referred to as “Funds for Prepayment and Additional Repayment from Sponsor Agreement Adjustment” in this Chapter) exists, prepayment to the fixed secured reorganization claims and additional repayments to the fixed reorganization claims will be made in proportion to the ratio of the fixed amount of prepayment to secured reorganization claims and the fixed amount of additional payment to the general reorganization claims as of the First Installment Payment Date, using the amount of the Funds for Prepayment and Additional Repayment from Sponsor Agreement Adjustment.

B                            Additional repayment of the reorganization claims (ii)

Additional repayment of the reorganization claims will be made in conjunction with a receipt of repayment under the reorganization plan of Akita Elpida (Item B, Subsection 1.3(2), Section 4, Chapter III).

Additional repayment will be made to the fixed reorganization claims, using the repayment which is received under the reorganization plan of Akita Elpida as funds for repayment.

C                            Additional repayment of the reorganization claims (iii)

Additional repayment of the reorganization claims will be made in conjunction with a non-payment to EBS (Item C, Subsection 1.3(2), Section 4, Chapter III).

Additional repayment will be made to the fixed reorganization claims, using the amount which is not repaid to EBS as funds for repayment.

D                            Additional repayment of the reorganization claims (iv)

Additional repayment of the reorganization claims will be made in conjunction with the Failure of Satisfaction of Conditions, Etc., of the Unsatisfied General Reorganization Claims (Item D, Subsection 1.3(2), Section 4, Chapter III).

If repayment of the Unsatisfied General Reorganization Claims becomes unnecessary because of, among others, the Failure of Satisfaction of Conditions, Etc., of such claims, additional repayment will be made to the fixed reorganization claims, using such amount which becomes unnecessary to be repaid as funds for repayment.

E                             Additional repayment of the fixed reorganization claims (v)

Additional repayment of the reorganization claims will be made if the maximum repayment amount of the Unfixed or Unsatisfied Reorganization Claims, Etc., is determined (Item E, Subsection 1.3(2), Section 4, Chapter III).

The funds to be reserved for repayment of the Unfixed or Unsatisfied Reorganization Claims, Etc., on the First Installment Payment Date exceeds the maximum repayment amount of the Unfixed or Unsatisfied Reorganization Claims, Etc., on the First Installment Payment Date (i.e., the funds for repayment of the

Unfixed or Unsatisfied Reorganization Claims, Etc., when Satisfaction of Conditions, Etc., has been realized with respect to all Unfixed or Unsatisfied Reorganization Claims, etc. (as for the Unfixed General Reorganization Claims, if their total amount exceeds the Maximum Amount of Reserve for Unfixed General Reorganization Claims, the total amount will be deemed to be fixed as the Maximum Amount of Reserve for Unfixed General Reorganization Claims.)), additional repayment will be made to the fixed reorganization claims, using such excess amount as funds for repayment.

2.4                    From the Second Installment Payment through the Seventh Installment Payment

(1)                      Overview

As discussed in Subsection 1 above, after the First Installment Payment Date, the Reorganization Company will receive support from Micron (or one or more of its subsidiaries) based on the cost plus model under the Sponsor Agreement.

With respect to such support and the amount that was not repaid under the Reorganization Plan on the First Installment Payment Date out of the 600 oku yen after the Sponsor Agreement Adjustment, (i) the Reorganization Company will make installment payments to the fixed reorganization claims, etc., from the Second Installment Payment Date through the Seventh Installment Payment Date and (ii) with respect to the remaining portion after the repayment under (i) as the funds for repayment of Unfixed Reorganization Claims, etc., the Reorganization Company has estimated the amount to be reserved from the Second Installment Payment through the Seventh Installment Payment at 2,596,889,022 yen or more under the Reorganization Plan after its amendment on June 12, 2013 and it has estimated that the aggregated amount to be reserved from each installment payment from the First Installment Payment Date through the Seventh Installment Payment Date is 3,250,781,941 yen or more under the Reorganization Plan after its amendment on June 12, 2013, but the actual amount to be reserved on each installment payment date will be determined before such installment payment date.

(2)                      Breakdown of repayment

With respect to the Second Installment Payment through the Sixth Installment Payment of the secured reorganization claims, in addition to the repayment of fixed amount (Section 2, Chapter III (excluding the Subsection 1.2), the prepayment (Subsection 1.2, Section 2, Chapter III) may be made.

With respect to the Second Installment Payment through the Seventh Installment Payment of the general reorganization claims:

(i)                    repayment of fixed amount  (Subsection 1.3(1), Section 4, Chapter III); and

(ii)                 additional repayment of

(a)                              additional repayment of reorganization claims in conjunction with the Sponsor Agreement Adjustment and fixing of the Unfixed Secured Reorganization Claims (Item A, Subsection 1.3(2), Section 4, Chapter III);

(b)                              additional repayment of reorganization claims in conjunction with a receipt of repayment under the reorganization plan of Akita Elpida (Item B,

Subsection 1.3(2), Section 4, Chapter III);

(c)                               additional repayment of reorganization claims in conjunction with a non-payment to EBS (Item C, Subsection 1.3(2), Section 4, Chapter III);

(d)                              additional repayment of reorganization claims in conjunction with the Failure of Satisfaction of Conditions, Etc., of the Unsatisfied General Reorganization Claims (Item D, Subsection 1.3(2), Section 4, Chapter III); and

(e)                               Additional repayment of reorganization claims in conjunction with fixing of the maximum repayment amount of the Unfixed General Reorganization Claims, Etc., and fixing of the Unfixed or Unsatisfied General Reorganization Claims, Etc. (Item E, Subsection 1.3(2), Section 4, Chapter III)

may be made.

With respect to the repayment of fixed amount for secured reorganization claims and general reorganization claims, the amount is calculated based on the estimated amount to be reserved on the First Installment Payment Date through the Seventh Installment Payment Date as set forth in, Subsection 2.3(1) and Paragraph (1) of this Subsection above.

As for Item (ii)(a) above, if the Funds for Prepayment and Additional Repayment from Sponsor Agreement Adjustment have additionally arisen in conjunction with decrease of amount of the Unfixed Secured Reorganization Claims due to its fixing, on or after the Second Installment Payment Date, prepayment of the fixed secured reorganization claims and additional repayment of reorganization claims may be made in the same way as on the First Installment Payment Date. However, after the Sixth Installment Payment Date, only the additional repayment to the fixed reorganization claims will be made because repayment to all fixed secured reorganization claims are to be completed by then.

The details of Item (ii)(b) through (d) are as set forth in Item B, Subsection 2.3(2) through (4) above respectively.

As for the prepayment of the secured reorganization claims and Item (ii)(e) above, the amount calculated by the formula as set forth in Item E, Subsection 1.3(2), Section 4, Chapter III will be additionally paid on each installment payment date on or after the Second Installment Payment Date. For example, if the additional repayment (v) is made on the Second Installment Payment Date, and if absence of the significant amount of the Unfixed General Reorganization Claims is determined, the maximum repayment amount of the Unfixed or Unsatisfied Reorganization Claims, Etc., (i.e., the funds for repayment of the Unfixed or Unsatisfied Reorganization Claims, Etc., when Satisfaction of Conditions, Etc., has been realized with respect to all Unfixed or Unsatisfied Reorganization Claims, etc. (as for the Unfixed General Reorganization Claims, if their total amount exceeds the Maximum Amount of Reserve for Unfixed General Reorganization Claims, the total amount will be deemed to be fixed as the Maximum Amount of Reserve for Unfixed General Reorganization Claims.) will further decrease from the maximum repayment amount on the Second Installment Payment Date. And if, as a result, the amount by which the funds to be reserved for repayment of the Unfixed or Unsatisfied Reorganization Claims, Etc., exceeds such maximum repayment amount is additionally generated, additional repayment to the fixed reorganization claims will be made using such excess amount as the funds for repayment.

2.5                    Additional repayment of reorganization claims (vi) (Item F, Subsection 1.3(2), Section 4, Chapter III)

If the Fixed Date of Unfixed Claims, Etc., comes after the Seventh Installment Payment Date, and if there remains balance after deducting total amount as set forth in items (i) through (iv) of F, Subsection 1.3(2), Section 4, Chapter III from the Sponsorship Amount on the date that the Trustees determine with the Court’s approval, which is within three (3) months from the Fixed Date of Unfixed Claims, etc., final additional repayments will be made to the fixed general reorganization creditors as of that date in proportion to the fixed general reorganization claims amount using such balance as funds for repayment.

2.6                    Others

In Subsections 2.1 to 2.5 above, the approval of the court should be obtained as necessary under the Reorganization Plan, and the Procedural Costs, Etc. (refer to the definition under Section 1, Chapter III) will be considered.

Section 2                         Summary of the Reorganization Plan

1                               Principles of repayments

Principles of repayments of reorganization claims, etc., under the basic principles under Section 1 above is as follows and the reorganization claims, etc., other than those to be repaid in the following subsections will be discharged in accordance with Chapter III.

1.1                    Secured reorganization claims

(1)	Secured reorganization claims in relation to mortgage on the factory foundation	The entire amount of fixed secured reorganization claims will be repaid in installments from the First Installment Payment Date through the Sixth Installment Payment Date.
(2)	Secured reorganization claims in relation to the leases	The entire amount of fixed secured reorganization claims will be repaid in installments depending on the terms of the agreement and collateral.
(3)	Secured reorganization claims in relation to the statutory liens over movables, retention rights under commercial law, and retention of ownership	The entire amount of fixed secured reorganization claims will be repaid in installments during the period from the First Installment Payment Date to the Sixth Installment Payment Date.

The Reorganization Company may make prepayment as set forth in Subsection 1.2, Section 2, Chapter III and Subsection 7, Section 5, Chapter III.

1.2                    Preferential reorganization claims

(1)	Claims in relation to taxes, etc.

The entire remaining amount after discharging Money in Arrears arising by the day on which 1 year passed (if the Court approves the Reorganization Plan within 1 year, the day of approval order) since the reorganization proceedings commencement order date will be paid in one lump sum on the First Installment Payment Date.

(2)	Labor related claims

The entire amount of fixed reorganization claims will be repaid in one lump sum on the First Installment Payment Date. However, a part of the obligations, which had arisen on the reorganization proceedings commencement order date, to make contributions of special premiums under the corporate pension regulations that corresponds to preferential reorganization claims is to be repaid by the end of each month in accordance with the regulations on or after the First Installment Payment Date until the Seventh Installment Payment Date.

1.3                    General reorganization claims

1. Repayment of fixed amount
	From the First Installment Payment Date to the Seventh Installment Payment Date	To be repaid in installments as set out in the General Reorganization Claims Repayment Plan Table (Attachment 15).
2. Additional repayment
(1)	From the First Installment Payment Date to the Seventh Installment Payment Date

If the amount (which becomes not necessary to be reserved as a fund for repayment in conjunction with the Sponsor Agreement Adjustment and the fixing of the Unfixed Secured Reorganization Claims.) calculated according to Item A, Subsection 1.3(2), Section 4, Chapter III exists, additional repayments will be made to each general reorganization creditor in proportion to the ratio of the amount of Fixed General Reorganization Claim held by each general reorganization creditor to the total amount of General Reorganization Claim for Principal, Etc., using the amount approved by the Court as the funds for repayments out of such amount.
(2)

Additional repayments will be made to each general reorganization creditor in proportion to the ratio of the amount of Fixed General Reorganization Claim held by each general reorganization creditor to the total amount of General Reorganization Claim for Principal, Etc., using the amount approved by the Court as the funds for repayments out of the amount (which is received as repayment under the reorganization plan of Akita Elpida) calculated according to Item B, Subsection 1.3(2), Section 4, Chapter III.

(3)

Additional repayments will be made to each general reorganization creditor in proportion to the ratio of the amount of Fixed General Reorganization Claim held by each general reorganization creditor to the total amount of General Reorganization Claim for Principal, Etc., using the amount approved by the Court as the funds for repayments out of the amount (which is not repaid to EBS) calculated according to Item C, Subsection 1.3(2), Section 4, Chapter III.

(4)

If the amount (which becomes not necessary to be reserved as a fund for repayment in conjunction with the Failure of Satisfaction of Conditions, Etc. of the Unsatisfied General Reorganization Claims) calculated according to Item D, Subsection 1.3(2), Section 4, Chapter III exists, additional repayments will be made to each general reorganization creditor in proportion to the ratio of the amount of Fixed General Reorganization Claim held by each general reorganization creditor to the total amount of General Reorganization Claim for Principal, Etc., using the amount approved by the Court as the funds for repayments out of such amount.

(5)

If the amount (which becomes not necessary to be reserved as a fund for repayment in conjunction with the fixing of the maximum amount of the Unfixed General Reorganization Claims) calculated according to Item E, Subsection 1.3(2), Section 4, Chapter III exists, additional repayments will be made to each general reorganization creditor in proportion to the ratio of the amount of Fixed General Reorganization Claim held by each general reorganization creditor to the total amount of General Reorganization Claim for Principal, Etc.,  using the amount approved by the Court as the funds for repayments out of such amount.

(6)

If the Fixed Date of Unfixed Claims, Etc., comes after the Seventh Installment Payment Date, the date that the Trustees determine with the Court’s approval, which is within three (3) month from such date

If the amount (which becomes not necessary to be reserved as a fund for repayment in conjunction with Satisfaction of Conditions, Etc., of all of the reorganization claims, etc.,) calculated according to Item F, Subsection 1.3(2), Section 4, Chapter III exists, additional repayments will be made to each fixed general reorganization creditor in proportion to the ratio of the amount of Fixed General Reorganization Claim held by each fixed general reorganization creditor to the total amount of fixed general reorganization claims using the amount approved by the Court as the funds for repayments out of such amount.

Additional prepayment may be made as provided for in Subsection 7, Section 5, Chapter III.

2                               Changes to the Existing Shareholders’ Rights, etc.

The Reorganization Company shall, after the date of the Court’s decision to approve the Reorganization Plan and on the date that the Trustees determine which is within 3 months from the date of approval of the Reorganization Plan, issue shares for subscription to the Trustee Nobuaki Kobayashi, as a subscriber, and acquire, for no charge, and cancel all of the issued shares of the Reorganization Company issued and outstanding before such issuance.

After that, the Reorganization Company shall, on the business day that is at least 10 days after the day on which all of the conditions precedent provided for in the Sponsor Agreement are satisfied, such as the clearance or lapse of waiting period under the competition laws of relevant jurisdictions, and that is a month end, to be determined by the Trustees with the permission of the Court, issue shares for subscription to Micron as a subscriber and acquire, for no charge, and cancel all of the issued shares of the Reorganization Company issued and outstanding before such issuance.

CHAPTER III                                  CHANGES TO THE RIGHTS IN RELATION TO REORGANIZATION CLAIMS, ETC., AND REPAYMENT OR PAYMENT METHODS

Section 1                         Definitions

This Reorganization Plan uses the definitions provided for in Article 2 of the Corporate Reorganization Act and the following definitions of the following terms.

General Reorganization Claim	A Reorganization Claim that does not have general priority.
Money in Arrears	Overdue tax, interest tax, and delinquent charges relating to a Tax Claim.
General Reorganization Claim for Principal, Etc.	A General Reorganization Claim that is for • principal or • interest or damages accrued up until the day immediately before the reorganization proceedings commencement order date.
Post-Commencement Interest and Delay Charges	Interest and delay charges that have arisen on or after the reorganization proceedings commencement order date.
Inter-company Receivables	Receivables as listed in the “List of Inter-company Receivables” (Attachment 19)
Sponsorship Amount

The amount calculated by deducting the amount in item (iii) from the sum of the amounts in items (i) and (ii) below:

(i)                                               2,000 oku yen minus the Sponsor Agreement Adjustment

(ii)                                            The amount provided for in Items (iii) in Section 1, Chapter VI

(iii)                                         The amount payable to Akita Elpida as the funds for repayments pursuant to the reorganization plan of Akita Elpida and the Sponsor Agreement

Sponsor Agreement Adjustment

Any deduction from 2,000 oku yen pursuant to the Sponsor Agreement, including deduction of the amounts in the items (i) and (ii) below:

(i)                                               Deduction of repayment of reorganization claims under the Corporate Reorganization Act that were made prior to the capital reduction and increase under Section 2, Chapter VIII and payment of Procedural Costs, Etc.

(ii)                                            If the amount calculated by deducting (a) unpaid DIP financing balance from (b) the balance of cash and deposits as of certain record date prior to the capital reduction and increase in the item (i) above calculated in accordance with the method under the Sponsor Agreement is below 0 (zero), deduction of the absolute value of such amount.
Procedural Costs, Etc.	Debts of the Reorganization Company that are defined as Specified Common Benefit Claims under the Sponsor Agreement
First Installment Payment Date	A date, to be determined by the Trustees after obtaining the Court’s approval, within 3 months after the capital decrease and increase provided for in Section 2, Chapter VIII.
Second Installment Payment Date ~ Seventh Installment Payment Date

The last business day in each December of the 6-year period starting from the year immediately after the First Installment Payment Date (provided, however, that if the First Installment Payment Date falls in 2012, the starting year shall be 2014) (for example, if the First Installment Payment Date falls in July 2013, the Second Installment Payment Date will be the last business day in December 2014).

First Installment Payment ~ Seventh Installment Payment

The repayment of reorganization claims, etc., under this Reorganization Plan to be made on any of the installment payment dates from the First Installment Payment Date through to the Seventh Installment Payment Date (for example, the repayment of reorganization claims, etc., under this Reorganization Plan to be made on the Third Installment Payment Date is the Third Installment Payment).

Fixed General Reorganization Claim	General reorganization claims that are fixed.
Fixed Reorganization Claims, Etc.	General reorganization claims and secured reorganization claims that are fixed.
Unfixed General Reorganization Claims

Unfixed claims of General Reorganization Claims as listed in the Unfixed General Reorganization Claims List (Assessment) (Attachment 21), the Unfixed General Reorganization Claims List (Pending Special Investigation Proceedings) (Attachment 22) and the List of Inter-company Receivables (Attachment 19).

Unfixed Secured Reorganization Claims	Secured reorganization claims as listed in the Unfixed Secured Claims List (Attachment 20), which have not been fixed.
Unfixed Reorganization Claims, Etc.	Unfixed General Reorganization Claims and Unfixed Secured Reorganization Claims, collectively.
Unsatisfied General Reorganization Claims

Collectively, the following claims:

(i)                                               Reorganization claims with conditions satisfaction or failure of which has not been fixed;

(ii)                                            Reorganization claims of claims under guarantee with respect to which determination of either (a) extinguishment of the guarantee obligation or (b) failure of repayment of the principal obligation is finally determined and repayment of the claims under guarantee becomes necessary under the Reorganization Plan has not been fixed; and

(iii)                                         General reorganization claims with respect to which a secondary filing was made and satisfaction or failure of the conditions attached to it has not been fixed.

Unfixed or Unsatisfied Reorganization Claims	Unfixed General Reorganization Claims and Unsatisfied General Reorganization Claims, collectively.
Unfixed or Unsatisfied Reorganization Claims, Etc.	Unfixed Secured Reorganization Claims and Unfixed or Unsatisfied General Reorganization Claims, collectively.
Failure of Satisfaction of Conditions, Etc.

Fixing of all the items (i) through (iii) below as for the Unsatisfied Reorganization Claims:

(i)                                               failures of satisfaction of conditions of reorganization claims with conditions are fixed;

(ii)                                            extinguishments of the claims under guarantee of the reorganization claims are fixed; and

(iii)                                         failures of satisfaction of conditions of reorganization claims with respect to which a secondary filing was made are fixed.

Satisfaction of Conditions, Etc.

Fixing of all the items (i) through (iv) below as for the Unfixed or Unsatisfied Reorganization Claims, Etc.:

(i)                                               Existence of Unfixed General Reorganization Claims, Etc., is fixed;

(ii)                                            satisfactions of conditions of reorganization claims, etc. with conditions are fixed;

(iii)                                         with respect to all of the reorganization claims, etc., that are claims under guarantee, failures of repayment of the principal obligation are finally determined and repayments of the claims under guarantee become necessary under the Reorganization Plan are fixed; and

(iv)                                        satisfactions of all conditions attached to the filings of reorganization claims, etc., under secondary filings are fixed.

Fixed Date of Unfixed Claims, Etc.	A date when all of the items (i) through (iv) below are fixed: (i) all Unfixed General Reorganization Claims, Etc., are fixed; (ii) satisfactions or failures of conditions of all reorganization claims, etc., with conditions are fixed;

(iii)                                         with respect to all of the reorganization claims, etc., that are claims under guarantee, determination of either (a) extinguishment of the guarantee obligation or (b) failure of repayment of the principal obligation is finally determined and repayment of the claims under guarantee becomes necessary under the Reorganization Plan is fixed; and

(iv)                                        satisfactions or failures of conditions attached to the filings of all reorganization claims, etc., under secondary filings are fixed (in this definition, if all of the items (i) through (iv) are fixed but for satisfaction or failure of a condition of reorganization claims with conditions of The Bank of Tokyo-Mitsubishi UFJ, Ltd., such condition is deemed to be fixed to be failed or satisfied).

Maximum Amount of Reserve for Unfixed General Reorganization Claims

18,682,654,833 yen (provided, however, if there are Unfixed General Reorganization Claims which have become fixed after amendment of the Reorganization Plan on June 12, 2013, the amount calculated by deducting the amount of those general reorganization claims from 18,682,654,833 yen)

[Translation]

Section 2                         Secured reorganization claims

1                               General rules regarding repayment of secured reorganization claims

1.1 General rules of installment payments

The secured reorganization claims provided for in Subsections 2 through 6 below are to be repaid by installments as follows in their respective fixed secured reorganization claim amounts except otherwise specifically provided for in Subsections 2 through 6 below.

(1)	First Installment Payment Date	22% of the fixed secured reorganization claim amount

(2)	Second Installment Payment Date	14% of the fixed secured reorganization claim amount

(3)	Third Installment Payment Date	14% of the fixed secured reorganization claim amount

(4)	Fourth Installment Payment Date	14% of the fixed secured reorganization claim amount

(5)	Fifth Installment Payment Date	14% of the fixed secured reorganization claim amount

(6)	Sixth Installment Payment Date	22% of the fixed secured reorganization claim amount

1.2                    Prepayment

Notwithstanding the provision as set forth in Subsection 1.1 above and Subsections 2 through 6 below, if the amount (which becomes not necessary to be reserved as the Sponsor Agreement Adjustment; provided, however, that after the Second Installment Payment Date, the amount calculated by the following formula on the installment date immediately before the respective installment date shall be deducted from such amount) calculated by the following formula is more than 0 (zero) from the First Installment Payment Date to the Fifth Installment Payment Date, the Reorganization Company will make prepayments to each fixed secured reorganization creditor in proportion to the ratio of the fixed secured reorganization claims amount held by each fixed secured reorganization creditor which is calculated before repayment under the Reorganization Plan to the total amount of fixed secured reorganization claims which is calculated before repayment under the Reorganization Plan, using the amount approved by the Court as the funds for repayments out of such amount. The amount to be prepaid will be deducted from the repayment amount as of the last installment payment date of the fixed secured reorganization claims. If additional deduction is required, the amount to be prepaid will be deducted beforehand from the repayment amount as of the installment payment date whichever comes later.

(X – (i+ii)) * a / b

X:          The amount calculated by deducting the amount of the Sponsor Agreement Adjustment from 12,630,000,000 yen (which is estimated as the amount of the Sponsor Agreement Adjustment), if such amount is more than zero (0)

Both “a” and “b” are calculated on the assumption that prepayment or additional repayment under the Reorganization Plan would not take place.

a:           The total repayment amount of the fixed secured reorganization claims as of the First Installment Payment Date

b:           The total repayment amount of the Fixed Reorganization Claims, Etc., as of the First Installment Payment Date (provided, however, that the preferential reorganization claims are not included)

i:            The amount of Unfixed Secured Reorganization Claims remaining on each installment payment date from the First Installment Payment Date to the Fifth Installment Payment Date.

ii:           On each installment payment date from the First Installment Payment Date to the Fifth Installment Payment Date, the amount of secured reorganization claims which have been fixed after the date of submitting the Reorganization Plan Proposal and prior to the respective installment payment date.

2                               Secured reorganization claims in relation to mortgage on the factory foundation

2.1                    Fixed secured reorganization claims

The creditors, claim amounts of, and other details concerning, fixed secured reorganization claims relating to factory foundation mortgages are set out in the Secured Reorganization Claims Repayment Plan Table (Syndicated Loan—Factory Foundation) (Attachment 8).

2.2                    Changes to rights; repayment methods

Fixed secured reorganization claims are to be repaid by installments as set out in Subsection 1 above in their respective fixed secured reorganization claim amounts. The specific repayment amounts for this are set out in the Secured Reorganization Claims Repayment Plan Table (Syndicated Loan—Factory Foundation) (Attachment 8).

3                               Secured reorganization claims in relation to the leases

3.1                    Fixed secured reorganization claims

The creditors. claim amounts of, and other details concerning, fixed secured reorganization claims relating to lease claims are set out in the Secured Reorganization Claims Repayment Plan Table (Lease) (Attachment 9).

3.2                    Changes to rights; repayment methods

Fixed secured reorganization claims are to be repaid as set out in the Secured Reorganization Claims Repayment Plan Table (Lease) (Attachment 9).

4                               Secured reorganization claims in relation to the statutory liens over movables

4.1                    Fixed secured reorganization claims

The creditors, claim amounts of, and other details concerning, fixed secured reorganization claims relating to statutory liens over movables are set out in the Secured Reorganization Claims Repayment Plan Table (Statutory Liens over Movables) (Attachment 10).

4.2                    Changes to rights; repayment methods

Fixed secured reorganization claims are to be repaid by installments as set out in Subsection 1 above in their respective fixed secured reorganization claim amounts. The specific repayment amounts for this are set out in the Secured Reorganization Claims Repayment Plan Table (Statutory Liens over Movables) (Attachment 10).

5                               Secured reorganization claims in relation to the statutory retention rights

5.1                    Fixed secured reorganization claims

The creditors, claim amounts of, and other details concerning, fixed secured reorganization claims relating to statutory retention rights are set out in the Secured Reorganization Claims Repayment Plan Table (Statutory Retention Rights) (Attachment 11).

5.2                    Changes to rights; repayment methods

Fixed secured reorganization claims are to be repaid by installments as set out in Subsection 1 above in their respective fixed secured reorganization claim amounts. The specific repayment amounts for this are set out in the Secured Reorganization Claims Repayment Plan Table (Statutory Retention Rights) (Attachment 11).

6                               Secured reorganization claims in relation to the retention of ownership

6.1                    Fixed secured reorganization claims

The creditors, claim amounts of, and other details concerning, fixed secured reorganization claims relating to ownership retention are set out in the Secured Reorganization Claims Repayment Plan Table (Retention of Ownership) (Attachment 12).

6.2                    Changes to rights; repayment methods

Fixed secured reorganization claims are to be repaid by installments as set out in

Subsection 1 above in their respective fixed secured reorganization claim amounts. The specific repayment amounts for this are set out in the Secured Reorganization Claims Repayment Plan Table (Retention of Ownership) (Attachment 12).

Section 3                         Preferential reorganization claims

1                               Tax Claim

1.1                    Proof of Claims

Details of the number of persons with Tax Claims and the amount of their Tax Claims are set out in the Preferential Reorganization Claims Payment Plan Table (Taxes and Other Public Charges) (Attachment 13).

1.2                    Changes to rights; payment method

(1)                       Changes to rights

A                   With respect to the claims as set forth in the Preferential Reorganization Claims Payment Plan Table (Taxes and Other Public Charges) (Attachment 13), the Reorganization Company will be discharged from the entire amount of Money in Arrears arising by the day on which 1 year passed since the reorganization proceedings commencement order date (if the order of approval of the Reorganization Plan within 1 year, of the day of approval order) after hearing the opinion of the person entitled to collect.

B                   The Reorganization Company will, after obtaining the consent of the person entitled to collect, be discharged from the entire amount of Money in Arrears arising during the period starting on the day after the day on which 1 year passed since the reorganization proceedings commencement order date and ending on the day before the date of order of approval of the Reorganization Plan.

C                   The Reorganization Company will be discharged from the entire amount of Money in Arrears arising up to the completion of payment after the date of order of approval of the Reorganization Plan after hearing the opinion of the person entitled to collect.

D                   With respect to items A and B above, the Reorganization Company will get the discharge on the date of order of approval of the Reorganization Plan and with respect to item C above, on the date of the completion of payment; provided, however, that if the consent of the person entitled to collect is obtained on or after the date of order of approval of the Reorganization Plan with respect to item B above, the Reorganization Company will get the discharge on the date it obtains such consent.

(2)                       Payment method

The amount remaining after the discharge provided for in (1) above is to be paid in one lump sum on the First Installment Payment Date.

2                               Labor related claims

2.1                    Lump-sum retirement benefits, etc.

(1)                       Fixed Reorganization Claim amounts

Details of the number of creditors with Fixed Reorganization Claim amounts relating to lump-sum retirement benefits, etc., and the amount of their claims are set out in the Preferential Reorganization Claims Repayment Plan Table (Labor related Claims) (Attachment 14).

(2)                       Change of rights; repayment method

The Reorganization Company shall on the First Installment Payment Date repay, in one lump sum, the amount set out in the Repayment Amount column of the Preferential Reorganization Claims Repayment Plan Table (Labor related Claims) (Attachment 14). If there is Post-Commencement Interest and Delay Charges, the Reorganization Company will be discharged for the entire amount of them on the date of order of approval of the Reorganization Plan. The same applies with respect to Fixed Reorganization Claims relating to lump-sum retirement benefits for employees who retired or resigned during the period from the submission of this Reorganization Plan Proposal to the day immediately before the date of order of approval of the Reorganization Plan where proofs of claim have been filed for them under Article 140, Paragraph 2, of the Corporate Reorganization Act and their amounts have been fixed.

2.2                    Special premiums relating to defined-benefit corporate pensions

A part of the obligations, which had arisen on the reorganization proceedings commencement order date, to make contributions of special premiums under the corporate pension regulations that corresponds to preferential reorganization claims (632,568,000 yen as of the commencement order date) is to be repaid by the end of each month in accordance with the regulations on or after the First Installment Payment Date until the Seventh Installment Payment Date (as of July 2012, 7,700,000 yen per month). If the repayment is made pursuant to the regulations and if it is expected that the total repaid amounts up to the Seventh Installment Payment Date under the regulations would fall short of 632,568,000 yen, the regulations shall be amended to the extent permitted by laws, so that the repayments will be made such that the total amount of the repayment up to the Seventh Installment Payment Date will be 632,568,000 yen.

Section 4                         General Reorganization Claims

1                               Fixed General Reorganization Claims (excluding Subsections 2 through 4 below)

1.1                    Fixed Reorganization Claims (excluding those provided for in Subsections 2 through 4 below)

The creditors, claim amounts of, and other details concerning, Fixed Reorganization

Claims are set out in the General Reorganization Claims Repayment Plan Table (Attachment 15).

1.2                    Change of rights

(1)                       Principles relating to change of rights

A                   Changes to rights on the date of order of approval of the Reorganization Plan

The Reorganization Company will, on the date of order of approval of the Reorganization Plan, be discharged from

(i)                                     66.1% of those General Reorganization Claims for Principal, Etc., that are Fixed General Reorganization Claims as of the date of order of approval of the Reorganization Plan; and

(ii)                                  The entire amount of Post-Commencement Interest and Delay Charges.

The 66.1% in item (i) above is calculated by the following formula:

(Under this item A, Fixed General Reorganization Claims and fixed secured reorganization claims do not include those related to, on the date of submission of the Reorganization Plan Proposal, Unfixed Reorganization Claims, Etc., that are not fixed, reorganization claims with conditions that have not been satisfied, reorganization claims of claims under guarantee that are not deemed as Fixed General Reorganization Claims pursuant to Subsection 3.1 below, and general reorganization claims with respect to which a secondary filing was made and the conditions attached to it have not been satisfied, Post-Commencement Interest and Delay Charges, and Money in Arrears.)

(a - (2,000 oku yen –(b+ c) ) / d * 100

a:           The amount of denominator

b:           The total amount of Fixed Secured Reorganization claims

c:            The total amount of preferential reorganization claims that are fixed

d:           The total amount of Fixed General Reorganization Claims

B                   Change of rights during period from the First Installment Payment Date to Seventh Installment Payment Date

The Reorganization Company will, on each installment payment date from the First Installment Payment Date through to the Seventh Installment Payment Date, be discharged from portion of those General Reorganization Claims for Principal, Etc., in the amount calculated by multiplying (i) Fixed General Reorganization Claims (assuming before the discharge under the Reorganization Plan) by (ii) the ratio (percentage) calculated by the following formula (but excluding the amount discharged prior to that installment payment date). (Under this item B, Fixed General Reorganization Claims and fixed secured reorganization claims (x) are those that have not yet been repaid or discharged under the Reorganization Plan and (y) do not include those related to, on any installment payment date, Unfixed Reorganization Claims, Etc., that are not fixed, reorganization claims with conditions that have not been satisfied, reorganization claims of claims under guarantee that are not deemed as Fixed General Reorganization Claims pursuant to Subsection 3.1 below, and general reorganization claims with respect to which a secondary filing was made and the conditions attached to it have not been satisfied, Post-Commencement Interest and Delay Charges, and Money in Arrears.)

(a - (Sponsorship Amount – (b+ c] ) / d * 100

a:           The amount of denominator

b:           The total amount of Fixed Secured Reorganization claims

c:            The total amount of preferential reorganization claims that are fixed

d:           The total amount of Fixed General Reorganization Claims

C                   Change of rights on the later date of (i) the date that the additional payment (vi) will be made or (ii) the Seventh Installment Payment Date

The Reorganization Company will, on the later of (a) the date that the additional payment (vi) under Item F, Subsection 1.3(2) below is made and (b) the Seventh Installment Payment Date, be discharged from all of the General Reorganization Claims for Principal, Etc., that are Fixed Reorganization Claims remaining on that date (excluding portion to be repaid under items (i) and (ii) below). Conditions of reorganization claims with conditions of The Bank of Tokyo-Mitsubishi UFJ, Ltd., are deemed to be failed on the Fixed Date of Unfixed Claims, Etc., other than the conditions that are satisfied prior to the date that the additional payment (vi) under Item F, Subsection 1.3(2) below is made (if the additional payment (vi) is not made, on the Seventh Installment Payment Date).

(i)                        repayment under Subsection 1.3(1) and Items A, B, C, D and E, Subsection 1.3(2) below to be repaid on or after that date (including repayment under Subsection 1.3(1) and Items A, B, C, D and E, Subsection 1.3(2) below pursuant to Subsections 2 through 4 below and Chapter V)

(ii)                     repayment under Item F, Subsection 1.3(2) below

(2)                       Change of rights in bonds and convertible bonds

Reorganization claims relating to bonds and convertible bonds will change to designated claims on the date of order of approval of the Reorganization Plan, and the provisions of (1) above will apply to them, treating holders of reorganization claims as of the date of order of approval of the Reorganization Plan as right holders, regardless of the provisions of Act on Book-Entry Transfer of Company Bonds, Shares, Etc.

(3)                       Change of rights in Inter-company Receivables

Notwithstanding (1) above, the Reorganization Company will be discharged from the entire amount of the Inter-company Receivables as set out in the List of

Inter-company Receivables (Attachment 19) on the date of order of approval of the Reorganization Plan. And among reorganization claims of EBS as set forth in reference number 18 of the Unfixed Reorganization Claims List (Assessment) (Attachment 21), notwithstanding (1) above and Subsection 1.3 below, on each repayment date, (a) the Reorganization Company will not pay to EBS the portion of the claims which will extinguish due to “confusion of rights (kondo)” if EBS would make a dividend in kind of all reorganization claims of EBS to the shareholders of EBS and (b) the Reorganization Company will be discharged from the amount that is not repaid.

If EBS actually makes a dividend in kind of all reorganization claims against the Reorganization Company to the shareholders of EBS, the portion of the reorganization claims which is not paid as set forth above will actually extinguish by “confusion of rights (kondo)”.

1.3                    Method of repayment

The Reorganization Company shall make the following repayments against the general reorganization claims provided for in Subsection 1.1 above to the extent of the amount of the Fixed General Reorganization Claims.

(1)                      Repayment of fixed amount

The Reorganization Company shall make installment payments according to the repayment ratio as set forth in the following table and as set out in the General Reorganization Claims Repayment Plan Table (Attachment 15) on each installment payment date from the First Installment Payment Date through to the Seventh Installment Payment Date. However, with respect to reorganization claims of EBS as set forth in reference number 18 of the Unfixed Reorganization Claims List (Assessment) (Attachment 21), the Reorganization Company shall make repayments other than the amount that will not be repaid pursuant to Subsection 1.2 (3) above and the amount that will not be repaid because the claims will extinguish due to “confusion of rights (kondo)”.

Installment Payment Date	First Installment Payment Date	Second Installment Payment Date	Third Installment Payment Date	Fourth Installment Payment Date	Fifth Installment Payment Date	Sixth Installment Payment Date	Seventh Installment Payment Date	Total
Repayment Ratio	3.5%	1%	1%	1%	1%	1.2%	8.7%	17.4%

(2)                      Additional repayment

With respect to the general reorganization claims as set forth in Subsection 1.1 above, additional repayment of respective amount pursuant to items A through F below will be made.

Provided, however, that if the total amount of (i) the amount which is repaid to reorganization creditors, etc. under this Reorganization Plan and the amount of incurred Procedural Costs, etc., before each installment payment date, and the amount which should be repaid on such installment payment date (excluding the amount which is repaid and should be repaid pursuant to the items A through E below), and (ii) the aggregate amount calculated as funds for repayment as set forth in items A through E below on and before such installment payment date exceeds the amount calculated by the following formula on such installment payment date, the Trustees shall reasonably determine with the Court’s approval, the funds for repayments in the items A through E below to the extent such total amount shall not exceed such amount calculated by the following formula.

The amount which is calculated as funds for repayment under items A through E below on such installment payment date but is not included in the funds for repayments under the proviso above shall be reserved, and such reserved amount shall be included in the funds for repayments to the extent as set fort in proviso on and after the following installment payment date.

(i) + (ii) – (iii) – (iv) – (v)

(i): The following amount minus the Sponsor Agreement Adjustment on each installment payment date

First Installment Payment Date:	600 oku yen

Second Installment Payment Date:	800 oku yen

Third Installment Payment Date:	1000 oku yen

Fourth Installment Payment Date:	1200 oku yen

Fifth Installment Payment Date:	1400 oku yen

Sixth Installment Payment Date:	1700 oku yen

Seventh Installment Payment Date:	2000 oku yen

(ii): The amount provided in Item (iii) in Section 1, Chapter VI

(iii): The amount payable to Akita Elpida as the funds for repayments pursuant to the reorganization plan of Akita Elpida and the Sponsor Agreement

(iv): The amount that the Trustees reasonably think should be reserved as Procedural Costs, etc., to be incurred on or after that date

(v): Upon making additional repayment (v), on each installment payment date, the amount calculated by multiplying the total amount of Unfixed General Reorganization Claims (provided, however, that, that total amount shall be deemed to be the Maximum Amount of Reserve for Unfixed General Reorganization Claims if that total amount exceeds the Maximum Amount of Reserve for Unfixed General Reorganization Claims.) by total of ratios set out in the chart in Paragraph (1) of this Subsection above which are applicable on or before such installment payment date

A                   Additional repayment (i) (Additional repayment in conjunction with the Sponsor Agreement Adjustment and fixing of the Unfixed Secured Reorganization Claims after the First Installment Payment Date)

On each installment payment date from the First Installment Payment Date to the Seventh Installment Payment Date, if the amount (which becomes not necessary to be reserved as the Sponsor Agreement Adjustment; provided, however, that after the Second Installment Payment Date, the amount calculated by the following formula on the installment date immediately before the respective installment date shall be deducted from such amount.) calculated by the following formula is more than 0 (zero), the Reorganization Company will make additional repayments to each general reorganization creditor in proportion to the ratio of the amount of Fixed General Reorganization Claim held by each general reorganization creditor to the total amount of General Reorganization Claim for Principal, Etc., (as for both the amount of Fixed General Reorganization Claim and the total amount of General Reorganization Claim for Principal, Etc., if there is (i) unpaid repayment amount that is fixed to be payable under Subsections 2 through 4 and Chapter V, and (ii) repayment amount that becomes fixed to be payable under Subsections 2 through 4 and Chapter V in the case that the Satisfaction of Conditions, Etc. of the Unfixed or Unsatisfied Reorganization Claims, Etc., would become fixed, such repayment amounts shall be excluded, and (iii) the portion of the claims which will not be repaid under Subsection 1.2 (3) out of the reorganization claims of EBS shall be included.) using the amount approved by the Court as the funds for repayments out of such amount.

In applying these A through E below, the amount of General Reorganization Claim for Principal, Etc. is calculated under the assumption that (i) the amount of reorganization claims with conditions precedent of The Bank of Tokyo-Mitsubishi UFJ, Ltd. is deemed to be 3 oku yen (provided, however, that if the Fixed Date of Unfixed Claims, Etc., comes before the Seventh Installment Payment Date, the reorganization claims with conditions precedent of The Bank of Tokyo-Mitsubishi UFJ, Ltd., are deemed to be failed, except for the claims the conditions precedent of which have already been satisfied before the Seventh Installment Payment Date), (ii) the amounts of reorganization claims with conditions precedent of the Association of Super-Advanced Electronics Technologies and Yokogawa Rental & Lease Corporation are deemed to be 2,841,472 yen and 2,865,665 yen respectively if the satisfaction or failure of the conditions has not been fixed, and (iii) the amounts of other reorganization claims whose amount is unfixed are deemed to be the amounts that the Trustees consider reasonable, and on each installment payment date the Reorganization Company will make additional repayment with respect to the amount whose conditions are actually satisfied on the respective installment payment date as with other Unfixed or Unsatisfied Reorganization Claims.

(X – (i+ii)) * a / b

X:          The amount calculated by deducting the amount of the Sponsor Agreement Adjustment from 12,630,000,000 yen (which is estimated as the amount of the Sponsor Agreement Adjustment), if such amount is more than zero (0)

Both “a” and “b” are calculated on the assumption that prepayment or additional repayment under this Reorganization Plan would not take place.

a:           The total repayment amount of the Fixed Reorganization Claims as of the First Installment Payment Date (*1)

b:           The total repayment amount of the Fixed Reorganization Claims Etc. as of the First Installment Payment Date (*2)

i:    The amount of Unfixed Secured Reorganization Claims remaining on each installment payment date from the First Installment Payment Date to the Seventh Installment Payment Date.

ii:   On each installment payment date from the First Installment Payment Date to the Seventh Installment Payment Date, the amount of fixed secured reorganization claims which have been fixed after the date of the Court’s approval order to submit the Reorganization Plan Proposal to creditors for their votes and prior to the respective installment payment date.

*1: After the Sixth Installment Payment Date, the words “the fixed general reorganization claims” shall be read as “the fixed reorganization claims, etc. (*2)”

*2: The preferential reorganization claims are not included.

B      Additional repayment (ii) (Additional repayment after the First Installment Payment Date in conjunction with a receipt of repayment amount under the reorganization plan of Akita Elpida)

On each installment payment date from the First Installment Payment Date to the Seventh Installment Payment Date, additional repayments will be made to each general reorganization creditor in proportion to the ratio of the amount of Fixed General Reorganization Claim held by each general reorganization creditor to the total amount of the General Reorganization Claim for Principal, Etc., (as for both the amount of Fixed General Reorganization Claim and the total amount of General Reorganization Claim for Principal, Etc., if there is (i) unpaid repayment amount that is fixed to be payable under Subsections 2 through 4 and Chapter V, (ii) repayment amount that becomes fixed to be payable under Subsections 2 through 4 and Chapter V in the case that the Satisfaction of Conditions, Etc. of the Unfixed or Unsatisfied Reorganization Claims, Etc., would become fixed, such repayment amount and (iii) the reorganization claims of Akita Elpida shall be excluded, and (iv) the portion of the claims which will not be repaid under Subsection 1.2 (3) out of the reorganization claims of EBS shall be included) using the amount approved by the Court as the funds for repayments out of the amount that the Reorganization Company will receive as repayment under the reorganization plan of Akita Elpida on the respective installment payment date.

C      Additional repayment (iii) (Additional repayment after the First Installment Payment Date in conjunction with a non-payment to EBS)

On each installment payment date from the First Installment Payment Date to the Seventh Installment Payment Date, additional repayments will be made to each general reorganization creditor in proportion to the ratio of the amount of Fixed General Reorganization Claim held by each general reorganization creditor to the total amount of the General Reorganization Claim for Principal, Etc., (as for both the amount of Fixed General Reorganization Claim and the total amount of General Reorganization Claim for Principal, Etc., if there is (i) unpaid repayment amount that is fixed to be payable under Subsections 2 through 4 and Chapter V, and (ii) repayment amount that becomes fixed to be payable under

Subsections 2 through 4 and Chapter V in the case that the Satisfaction of Conditions, Etc. of the Unfixed or Unsatisfied Reorganization Claims, Etc., would become fixed, such repayment amount shall be excluded, and (iii) The portion of the claims which will not be repaid under Subsection 1.2 (3) out of the reorganization claims of EBS shall be excluded) using the amount approved by the Court as the funds for repayments out of the total amount of item a and b below.

a:      If a dividend in kind has been made under Subsection 1.2 (3) above, the repayment amount which will not be repaid in conjunction with extinguishment due to “confusion of rights (kondo)” pursuant to Subsection 1.3 (1) above on the respective installment payment date.

b:      If a dividend in kind has not been made under Subsection 1.2 (3) above, the repayment amount under Subsection 1.3 (1) above, and A, B, D and E, which will not be repaid to EBS pursuant to Subsection 1.2 (3) above.

D      Additional repayment (iv) (Additional repayment after the First Installment Payment Date in conjunction with the Failure of Satisfaction of Conditions, Etc. of the Unsatisfied Reorganization Claims)

On each installment payment date from the First Installment Payment Date to the Seventh Installment Payment Date, if the Failure of Satisfaction of Conditions, Etc., of the Unsatisfied General Reorganization Claims exists , additional repayments will be made to each general reorganization creditor in proportion to the ratio of the amount of Fixed General Reorganization Claim held by each general reorganization creditor to the total amount of General Reorganization Claim for Principal, Etc., (as for both the amount of Fixed General Reorganization Claim and the total amount of General Reorganization Claim for Principal, Etc., if there is (i) unpaid repayment amount that is fixed to be payable under Subsections 2 through 4 and Chapter V, and (ii) repayment amount that becomes fixed to be payable under Subsections 2 through 4 and Chapter V in the case that the Satisfaction of Conditions, Etc. of the Unfixed or Unsatisfied Reorganization Claims, Etc., would become fixed, such repayment amount shall be excluded, and (iii) the portion of the claims which will not be repaid under Subsection 1.2 (3) out of the reorganization claims of EBS shall be included) using the amount approved by the Court as the funds for repayments out of the amount which is reserved for the repayment of the Unsatisfied General Reorganization Claims (excluding the amount of repayment on each installment payment date after the date of additional repayment under this item D.).

E       Additional repayment (v) (Additional repayment after the First Installment Payment Date in conjunction with the fixing of the maximum amount of the Unfixed or Unsatisfied General Reorganization Claims, Etc., and subsequent fixing of the Unfixed Secured Reorganization Claims, Etc.)

If, on each installment payment date from the First Installment Payment Date to the Seventh Installment Payment Date, which comes after the fixing of specific amount of claims on all of the Unfixed General Reorganization Claims, and the amount calculated by the formula of (the Sponsorship Amount — (items (i)+(ii)+(iii)+(iv)+(v))) is more than 0 (zero), additional repayments will be made to each general reorganization creditor in proportion to the ratio of the amount of Fixed General Reorganization Claim held by each general reorganization creditor to the total amount of General Reorganization Claim for Principal, Etc., (as for both the amount of Fixed General Reorganization Claim and the total amount of

General Reorganization Claim for Principal, Etc., if there is (i) unpaid repayment amount that is fixed to be payable under Subsections 2 through 4 and Chapter V, and (ii) repayment amount that becomes fixed to be payable under Subsections 2 through 4 and Chapter V in the case that the Satisfaction of Conditions, Etc. of the Unfixed or Unsatisfied Reorganization Claims, Etc., would become fixed, such repayment amounts shall be excluded, and (iii) the portion of the claims which will not be repaid under Subsection 1.2 (3) out of the reorganization claims of EBS shall be included.) using the amount approved by the Court as the funds for repayments out of such amount.

(i)        The total amount of repayments of Fixed Reorganization Claims, etc. (including preferential reorganization claims) made before that day (excluding the amount which is not actually repaid pursuant to the setoff as set forth in Subsection 3.4 below)

(ii)       The amount of fixed secured reorganization claims remaining on that date

(iii)      The amount of Unfixed Secured Reorganization Claims remaining on that date

(iv)      The total amount of repayments to the General Reorganization Claim for Principal, Etc., of the Unfixed or Unsatisfied Reorganization Claims and the fixed reorganization claims under (1) above, and A, B, C and D to be made on or after that date (including repayment under (1) above, and A, B, C and D pursuant to Subsections 2 through 4 below and Chapter V) under the assumption that all of the Unfixed or Unsatisfied Reorganization Claims as of that date (provided, however, that, upon obtaining consent from Micron, the total amount of the Unfixed General Reorganization Claims out of these Unfixed or Unsatisfied Reorganization Claims shall be deemed to be the Maximum Amount of Reserve for Unfixed General Reorganization Claims if that total amount exceeds the Maximum Amount of Reserve for Unfixed General Reorganization Claims.  The same shall apply in this (iv).) are Satisfaction of Conditions, Etc.

(v)       The amount that the Trustees reasonably think should be reserved as Procedural Costs, etc., to be incurred on or after that date

F       Additional repayment (vi) (Additional repayment when the Fixed Date of Unfixed Claims, Etc. comes after the Seventh Installment Payment Date)

If the Fixed Date of Unfixed Claims, etc. comes after the Seventh Installment Payment Date, and if, on the date that the Trustees determine with the Court’s approval, which is within three (3) months from the Fixed Date of Unfixed Claims, Etc., the amount calculated by the formula of (the Sponsorship Amount — (items (i)+(ii)+(iii)+(iv))) is more than 0 (zero), additional repayments will be made to each fixed general reorganization creditor in proportion to the ratio of the amount of Fixed General Reorganization Claim held by each fixed general reorganization creditor to the total amount of Fixed General Reorganization Claims (as for both the amount of Fixed General Reorganization Claim and the total amount of Fixed General Reorganization Claims, (i) if there is unpaid repayment amount that is fixed to be payable under Subsections 2 through 4 and Chapter V, such repayment amount shall be excluded, and (ii) the portion of the claims which will not be repaid under Subsection 1.2 (3) out of the reorganization claims of EBS shall be excluded) using the amount approved by the Court as the funds for repayments out of such amount.

On the Fixed Date of Unfixed Claims, Etc., as for reorganization claims with conditions precedent of The Bank of Tokyo-Mitsubishi UFJ, Ltd., the conditions are deemed to be failed except for the conditions which are satisfied before this additional repayment date (if the additional repayment is not made, on the Seventh Installment Payment Date.)

(i)        The total amount of repayments of Fixed Reorganization Claims, Etc. (including preferential reorganization claims) made before that day (excluding the portion of the amount which is repaid under E out of the amount which is not actually repaid pursuant to the setoff as set forth in Subsection 3.4 below)

(ii)       The amount of fixed secured reorganization claims remaining on that date

(iii)      The total amount of repayments to the fixed reorganization claims under (1) above and A, B, C, D and E, (2) above to be made on or after that date (including repayment under (1) above and A, B, C, D and E, (2) above pursuant to Subsections 2 through 4 below and Chapter V)

(iv)      The amount that the Trustees reasonably think should be reserved as Procedural Costs, etc., to be incurred on or after that date

2          Reorganization claims with conditions

2.1       Reorganization claims with conditions

The creditors of reorganization claims with conditions and the amount of their claims and a breakdown is set out in the General Reorganization Claims Repayment Plan Table (Claims with Conditions) (Attachment 16).

2.2 Change of rights

If the conditions set out in the Details of conditions column of the General Reorganization Claims Repayment Plan Table (Claims with Conditions) (Attachment 16) have been satisfied, the provisions of Subsection 1.2 of this Section shall apply and the Reorganization Company will be discharged accordingly. In applying 1.2 (1)A of Subsection 1 of this Section, the term “the date of order of approval of the Reorganization Plan” shall be read as “the later of (a) the date of order of approval of the Reorganization Plan and (b) the date when the conditions are satisfied”.

2.3       Repayment method

Repayment of the amounts that the Reorganization Company is not discharged from as provided in 2.2 above will be reserved until the conditions set out in the Details of conditions column of the General Reorganization Claims Repayment Plan Table (Claims with Conditions) (Attachment 16) have been satisfied. When the conditions have been satisfied, the repayment is to be made in installments in accordance with Subsection 1 of this Section. Provided that in applying A, B, C, D and E, 1.3(2) of this Section, repayment shall be made using the amount of the General Reorganization Claim for Principal, Etc., as of the date of installment payment when additional repayment was made with respect the Fixed Reorganization Claims.

If there is any unpaid installment payment amount that is due when the conditions set out in the Details of conditions column of the General Reorganization Claims Repayment Plan Table (Claims with Conditions) (Attachment 16) have been satisfied, then the repayment is to be made on the Payment Date that first comes after the passing of two (2) months after the satisfaction of the conditions (if such Payment Date does not exist, by the date that comes after the passing of two (2) months after the date when the conditions are satisfied), together with such installment payment amount.

3          The claims under guarantees

3.1       The claims under guarantees

The creditors of reorganization claims of claims under guarantee and the amount of their claims and a breakdown is set out in the General Reorganization Claims Repayment Plan Table (Claims under Guarantee) (Attachment 17).

3.2       Changes to rights

The Reorganization Company will be discharged by applying 1.2 of Subsection 1 above on each repayment date that comes on or after the day on which both the principal obligor has received the request for payment of principal obligations that have been accelerated and the Trustees have received the request for payment of claims under guarantee (only in the case where benefit of time has not been granted and the requests for both payment of principal obligations and payment of claims under guarantee have not been withdrawn by that repayment date; the same applies in this 3.2) and the changes to rights are to be reserved until that date.

In applying changes of rights in 1.2 of Subsection 1 above, on each repayment date, the amount calculated by deducting the principal amount repaid by the principal obligor until that repayment date (only to the extent of the amount that exceeds the total amount of the Fixed General Reorganization Claims discharged by that repayment date) and the other amount by which the principal obligation is extinguished because of repayments of the principal obligation by the principal obligor or any third party other than the Reorganization Company, from the Fixed General Reorganization Claims amount  as of the date of order of approval of the Reorganization Plan will be deemed to be a Fixed General Reorganization Claims amount (for example, if on the Second Installment Payment Date, [claims under guarantee] were deemed as Fixed General Reorganization Claims under this 3.2 and thus 1.2 (1)A and B of Subsection 1 above were applied, but on the Third Installment Payment Date, [the claims] were not regarded as Fixed General Reorganization Claims, then neither discharge nor repayment under 3.3 below would be made on that date. And, if on the Forth Installment Payment Date, [the claims] were regarded as Fixed General Reorganization Claims, then 1.2(1)A and B of Subsection 1 above would apply). In applying 1.2(1)A of Subsection 1 above, the term “the date of order of approval of the Reorganization Plan” shall be read as “the later of (a) the date of order of approval of the Reorganization Plan and (b) the repayment date that comes on or after the day on which both the principal obligor has received the request for payment of principal obligations that have been accelerated and the Trustees have received the request for payment of claims under guarantee (only in the case where benefit of time has not been granted and the requests for both payment of principal obligations and payment of claims under guarantee have not been withdrawn by that repayment date. For clarity, this 1.2(1)A applies only once)”.

The claim for guarantees will also, as a result of its appurtenant nature, extinguish with respect to the amount by which the principal obligation is extinguished because of repayments of the principal obligation by the principal obligor or any third party other than the Reorganization Company.

3.3       Repayment method

With respect to an amount that the Reorganization Company has not been discharged from under 3.2 above, the repayment of the amount deemed to be a Fixed General Reorganization Claims amount under 3.2 above is to be made in installments in accordance with 3.1 of this Section. However, (i) in applying A, B, C, D and E, 1.3(2) of this Section, repayment shall be made using the amount of the General Reorganization Claim for Principal, Etc., as of the date of installment payment when additional repayment was made with respect the Fixed Reorganization Claims, and (ii) in applying A, B, C, D, E and F, 1.3(2) of this Section, the amount calculated by deducting (i) the amount which shall be deemed to be repaid or discharged by that time under the Reorganization Plan from (ii) the amount deemed to be a Fixed General Reorganization Claims amount under 3.2 above will be repaid in installments.

If there is any unpaid installment payment amount that is due when the amount is deemed to be a Fixed General Reorganization Claims amount under 3.2 above, then the repayment is to be made on the repayment date that first comes after two (2) months after the amount is deemed to be a Fixed General Reorganization Claims amount under 3.2 above (if such repayment date does not exist, by the date that comes after the passing of two (2) months after the date when the amount is deemed to be a Fixed General Reorganization Claims amount under 3.2 above), together with such installment payment amount.

3.4       Setoff

If the Trustees make the payment of claims under guarantee set out in the General Reorganization Claims Repayment Plan Table (Claims under Guarantee) (Attachment 17) with respect to which the principal obligor is a reorganization creditor, etc., in repaying a reorganization claim, etc., to the principal obligor under the Reorganization Plan, the Trustee may offset the obligation in respect of the changed reorganization claim, etc. in its rights under this Reorganization Plan against the right to claim for reimbursement that the Reorganization Company obtains against the principal obligor in equivalent amount, and repay the amount remaining after the offset.

4          Reorganization claims with respect to which a secondary filing was made

4.1       Reorganization claims with respect to which a secondary filing was made

The creditors of reorganization claims with respect to which a secondary filing was made and the amount of their claims and a breakdown is set out in the General Reorganization Claims Repayment Plan Table (Reorganization Claims under Secondary Filing) (Attachment 18).

4.2       Changes to rights

If the conditions attached to the filing have been satisfied, the provisions of 1.2 of this Section shall apply and the Reorganization Company will be discharged accordingly. In applying 1.2 (1)A of Subsection 1 of this Section, the term “the date of order of approval of the Reorganization Plan” shall be read as “the later of (a) the date of order of approval of the Reorganization Plan and (b) the date when the conditions attached to the filing are satisfied”.

4.3       Repayment method

Repayment of the amounts that the Reorganization Company is not discharged from as provided in 4.2 above will be reserved until the conditions attached to the filing have been satisfied. When the conditions attached to the filing have been satisfied, the repayment is to be made in installments in accordance with Subsection 1 of this Section. However, in applying A, B, C, D and E, 1.3(2) of this Section, repayment shall be made using the amount of the General Reorganization Claim for Principal, Etc., as of the date of installment payment when additional repayment was made with respect the Fixed Reorganization Claims.

If there is any unpaid installment payment amount that is due when the conditions attached to the filing have been satisfied, then the repayment is to be made on the repayment date that first comes after the passing of two (2) months after the satisfaction of the conditions attached to the filing (if such repayment date does not exist, by the date that comes after the passing of two (2) months after the date when the conditions attached to the filing are satisfied), together with such installment payment amount.

Section 5        Other items regarding repayment

1          Place of repayment, etc.

1.1       If the repayment date of reorganization claims, etc., provided for in this Reorganization Plan falls on a financial institution business holiday, the repayment date will be the following financial institution business day.

1.2       Repayments under this Reorganization Plan are to be made at the head office of the Reorganization Company at the time of repayment between the hours of 10:00 a.m. and 4 p.m. However, if a reorganization creditor, etc., requests the Trustees to make a bank transfer of a repayment amount to a specified financial institution’s account in Japan in accordance with the terms of a payee designation notice forwarded by the Trustees, that repayment is to be made in accordance with that request. The Reorganization Company shall bear the bank transfer fees in that case.

1.3       Tax Claims are to be paid in accordance with the method, and at the place, designated by the person entitled to collect the tax.

2          Application of repayments

If there is interest or damages in secured reorganization claims and reorganization claims to be repaid, the orders of appropriation shall be, unless this Reorganization Plan separately provides otherwise, damages, then interest, and then principal, and claims of the same nature are to be appropriated in the order of oldest claims first; provided, however, that the Trustees can determine different orders of appropriation (such as first appropriation to principal) by agreement with a reorganization creditor, etc.

3          Handling of waiver or withdrawal of reorganization claims, etc.

If a reorganization claim, etc., is waived or withdrawn until the date of order of approval of the Reorganization Plan, the provisions of this Chapter will apply to the amount of claims after that waiver or withdrawal, and the repayment amount will be the amount calculated as a result of that.

4          Handling of fractional number

Unless this Reorganization Plan particularly provides otherwise, in calculating repayment amounts of reorganization claims, etc., if there are fractions in the calculated ratio that is less than three decimal places, the number shall be truncated to three decimal places and fractions of less than a yen are to be discarded, and in calculating discharged amount, if there are fractions in the calculated ratio that is less than three decimal places, the number shall be rounded up to three decimal places and fractions of less than a yen are to be rounded up to the nearest yen. However, in calculating discharged amount under Subsections 1.2 (1)A and B,  Section 4 above, if there are fractions in the calculated ratio that is less than three decimal places, the number shall be truncated to four decimal places.

5          Treatment where counter claims exist

If, in repaying a reorganization claim, etc., to a reorganization creditor, etc., in accordance with this Reorganization Plan, the Reorganization Company has a claim against the reorganization creditor, etc., that has become due, the Trustees may offset the obligation in respect of the changed reorganization claim, etc., in its rights under this Reorganization Plan against that claim in equivalent amount, and repay the amount remaining after the offset.

6          Handling of transferred reorganization claims, etc.

Even if reorganization claims, etc., are assigned or transferred after the reorganization proceedings commencement order date, the provisions relating to changes to rights and repayment methods in this Reorganization Plan will apply based on the claim amount at the time of the reorganization proceedings commencement order before the assignment or transfer (Post-Commencement Interest and Delay Charges shall be excluded).

If a claim is discharged in the case of a partial assignment or partial transfer, the current and previous creditor shall bear the discharged amount proportionate to the claim amount after the assignment or transfer and will acquire the repayment amount (in the case of an installment payment, the amount of that installment payment) in the same proportion. If a fraction of a yen arises in the calculation of a proportion of a discharged amount or repayment amount, the amount is to be distributed to the current and previous creditors rounded to the nearest yen.

With respect to requirement for perfection of assignment of reorganization claims, etc., that were book-entry company bonds or book-entry company bonds with stock acquisition rights under the Act on Transfer of Corporate Bonds, Shares, etc., prior to the date of order of approval of the Reorganization Plan, Article 467 of the Civil Code shall apply.

7          Prepayment

Notwithstanding the provisions on installment payments set out in this Chapter, after the Court’s decision to approve this Reorganization Plan has been made final, and if unexpected proceeds or other funds for prepayment are obtained with Micron’s consent, the Trustees may, after obtaining the Court’s approval, make prepayments of all or a part of the repayments under this Reorganization Plan at any time without penalty or any other similar payment until the final repayment has been completed.

However, the Trustees may (i) make prepayments of secured reorganization claims as a priority over General Reorganization Claims and (ii) with respect to the claims of the same class, may make prepayments of claims in the order of the claim whose due date comes earlier.

Also, the Trustees will not make prepayments of

(i)         Unfixed Reorganization Claims, Etc.,

(ii)        claims with conditions precedent attached that have not been satisfied,

(iii)       claims under guarantees that are not deemed to be Fixed General Reorganization Claims under Subsection 3.1, Section 4 above; and

(iv)      General reorganization claims with respect to which a secondary filing was made and the conditions attached to it have not been satisfied on any day on which such prepayments are to be made.

If the Trustees are to make a prepayment, they shall stipulate a day falling within 3 months after the day they obtained the Court’s approval as the day for the repayment.

8          Damages, etc.

Interest does not accrue on repayments to be made in accordance with this Reorganization Plan.

9          Handling of foreign-currency-dominated claims

The provisions of this Reorganization Plan apply to foreign-denominated claims, and such claims will be repaid denominated in Japanese yen, after they have been converted into Japanese yen at the rate set out below (using the median TTM rate provided by The Bank of Tokyo-Mitsubishi UFJ, Ltd.) as the rate on the reorganization proceedings commencement order date.

Any fraction of a yen that arises after the conversion is to be discarded.

Foreign-Denominated Claim	Conversion Rate
1 USD	82.73 JPY
1 EUR	109.12 JPY
1 TWD	2.80 JPY
1 CAD	82.83 JPY

10        In the case where the reorganization creditors, etc., cannot be ascertained

If the Trustees are unable to ascertain reorganization creditors, etc., who they ought to make a repayment to under this Reorganization Plan, they shall repay them when they have been able to ascertain such reorganization creditors, etc. In this case, the Reorganization Company is not required to pay interest or damages for the period until they have been ascertained.

[Translation]

CHAPTER IV                                 COMMON BENEFIT CLAIMS AND THEIR REPAYMENT METHODS

Section 1                         Outline of Paid Common Benefit Claims and Unpaid Common Benefit Claims

The amount of common benefit claims that were paid after the reorganization proceedings commencement order date and by June 30, 2012, and the balance of unpaid common benefit claims as of June 30, 2012 are set out in Common Benefit Claims Payment Records and Balance of Unpaid Common Benefit Claims Table (Attachment 28).

Section 2                         Repayment Method of Unpaid Common Benefit Claims

The Reorganization Company shall repay, as necessary from time to time, the unpaid common benefit claims provided for in Section 1 above and the common benefit claims that will arise on or after including July 1, 2012, and up to the completion of the reorganization proceedings.

[Translation]

CHAPTER V                                      MEASURES IN RELATION TO UNFIXED REORGANIZATION CLAIMS, ETC.

Section 1                         Measures in relation to Unfixed Secured Reorganization Claims

1                               Details of Unfixed Secured Reorganization Claims

Also, as of the date of submitting the Reorganization Plan Proposal, petitions have been filed for the assessment of the secured reorganization claims as set out in the Unfixed Secured Claims List (Attachment 20) with respect to the amounts set out in the “Secured Reorganization Claims Assessed Claim Amount” columns and are pending.

2                               Measures for unfixed Secured Reorganization Claims

No repayments will be made to unfixed secured reorganization claims while they remain unfixed.

When an unfixed secured reorganization claim is fixed, the provisions of Section 2, Chapter III will apply to fixed portions as secured reorganization claims, and the provisions of Section 4, Chapter III will apply to fixed portions as General Reorganization Claims.

In applying Paragraph 1.2(1)A, Subsection 1, Section 4, Chapter III, the term “the date of order of approval of the Reorganization Plan” shall be read as “the later of (a) the date of order of approval of the Reorganization Plan and (b) the date of fixing”. In applying A, B, C, D and E, Subsection 1.3(2), Section 4, Charter III, repayment shall be made using the amount of the General Reorganization Claim for Principal, Etc., as of the date of installment payment when additional repayment was made with respect to the Fixed Reorganization Claims.

If the unfixed secured reorganization claims have been fixed and there is any unpaid installment payment amount that is already due and payable, the Reorganization Company shall repay, on the payment date that first comes after the passing of two (2) months after that fixing (if such payment date does not exist, by the date that comes after the passing of two (2) months after the date of the fixing), together with such installment payment amount.

Section 2                         Measures in relation to Unfixed General Reorganization Claims

1                               Details of Unfixed General Reorganization Claims

As is set out in the Unfixed Reorganization Claims List (Assessment) (Attachment 21) and the List of Inter-company Receivables (Attachment 19), as of the date of submitting the Reorganization Plan Proposal, petitions, have been filed for the assessment of the General Reorganization Claims with respect to the amounts set out in the “General Reorganization Claims Assessed Claim Amount” columns and are pending.

As is set out in the Unfixed Reorganization Claims List (Pending Special Investigation Proceedings) (Attachment 22), it is not clear if the General Reorganization Claims satisfy conditions provided for in Article 139, Paragraph 1 or 3 of the Corporate Reorganization Act

when the Trustees submitted this Reorganization Plan Proposal and are subject to special investigation proceedings, and such claims are unfixed.

2                               Measures for Unfixed General Reorganization Claims

No repayments will be made to unfixed general reorganization claims while they remain unfixed.

When an unfixed general reorganization claim is fixed, the provisions of Section 4, Chapter III will apply to the fixed portions.

In addition, if the claims are fixed through special investigation proceedings, with respect to reorganization claims that have been filed after the Trustees submitted the Reorganization Plan Proposal to the Court and before the Court’s approval order to submit the Reorganization Plan Proposal to creditors for their votes, the provisions of Section 4, Chapter III will apply to the fixed portions.

In applying Paragraph 1.2(1)A and 1.2(3), Subsection 1, Section 4, Chapter III, the term “the date of order of approval of the Reorganization Plan” shall be read as “the later of the date of order of approval of the Reorganization Plan and the date of fixing”, and “each repayment date” shall be read as “each repayment date after it has been fixed”, respectively. In applying A, B, C, D and E, Subsection 1.3(2), Section 4, Charter III, repayment shall be made using the amount of the General Reorganization Claim for Principal, Etc., as of the date of installment payment when additional repayment was made with respect to the Fixed Reorganization Claims.

If the unfixed general reorganization claim has been fixed and there is any unpaid installment payment amount that is already due and payable, the Reorganization Company shall repay, on the payment date that first comes after two (2) months after that fixing (if such payment date does not exist, by the date that comes after the passing of two (2) months after the date of the fixing), together with such installment payments amount.

[Translation]

CHAPTER VI                                 MEASURES OF PROCURING FUNDS FOR THE REPAYMENT

Section 1                         Procurement of Funds for Repayment

The Reorganization Company shall procure the repayment funds for reorganization claims, etc., according to

(1)                       the amount calculated by making the Sponsor Agreement Adjustment from the payment amount to be paid in by Micron through the capital decrease and increase provided for in Section 2, Chapter VIII and

(2)                       the amount to be paid by Micron (or one or more of its subsidiaries) under the cost plus model as set out in the Description of Cost Plus Model (Attachment 6).

In addition, (3) the money the Reorganization Company acquires by repayments under the reorganization plan of Akita Elpida and (4) the amount that is not repaid to EBS under 1.2(3), Section 4, Chapter III, will be used for the repayment under this Reorganization Plan.

The Reorganization Company’s projections of profits arising from its business activities and the details of the Reorganization Company’s plans for funds are as set out in the Business Profit and Loss Plan Table and Repayment Funds Plan Table (Attachment 5).

Although the funds for repayments under the Reorganization Plan are restricted to the amounts of items (1) through (4) above in principle, if the reserve for repayments to Unfixed General Reorganization Claims becomes insufficient, other assets of the Reorganization Company other than items (1) through (4) above will be made available as the funds for repayments of such Unfixed General Reorganization Claims the existence of which becomes fixed exceptionally.

Section 2                         Use of Unexpected Proceeds

If, during the execution of this Reorganization Plan, the Reorganization Company makes earnings that exceed the earnings forecast amount, the Reorganization Company shall use that money for the working capital and for capital expenditure necessary for the business. However, the Reorganization Company may use such earnings for the early repayment with the Court’s approval under this Reorganization Plan upon obtaining consent from Micron.

[Translation]

CHAPTER VII                            MEASURES IN RELATION TO SECURITY INTERESTS, ETC.

Section 1                         Treatment of Security Interests, Etc.

1                               Surviving security interests

1.1                    Security interests relating to factory foundation mortgages

(1)                       Survival of security interests

a.                            Security interests created over each property set out in the List of Surviving Security Interests (Syndicated Loan—Factory Foundation) (Attachment 23-1) will survive the Court’s decision to approve the Reorganization Plan with a change in the secured claims to the amounts set out in the “New Amount of Claims” column of the list.

The security interests holders of such security interests shall take the procedures for registering the decrease of the amounts of claims to those set out in the “New Amount of Claims” column of the list.

Such security interest holders shall deliver to the Trustees, within 2 weeks after a written request from the Trustees, all documents whatsoever necessary for the procedures for registering the decrease of the amounts of claims to those set out in the “New Amount of Claims” column of the list.

b.                            The surviving security interests as set out in the above a. will extinguish when repayments are completed in accordance with the provisions of Section 2, Chapter III.

In that case, such security interest holders shall deliver to the Trustees, within 2 weeks after a written request from the Trustees after the Court’s decision to approve the Reorganization Plan, all documents whatsoever necessary for procedures for extinguishing security interests.

(2)                       Separation from factory foundation

If the Reorganization Company obtains approval from the Court with respect to sale, demolition, abolishment or relocation of assets constituting factory foundation (“Foundation Assets”), such Foundation Assets will be separated from the factory foundation with consents from the security interest holders, and all security interests attached to such Foundation Assets will extinguish with such separation. In that case, the Trustees may independently file an application for the procedures for registering such separation and deletion of security interests (including the procedures for registering change in purpose for registry and change in descriptions of assets list of factory foundation; the same applies below) using the Reorganization Plan and the Court’s approval of such sale as proof under Article 63, Paragraph 1 of the Real Property Registration Act.

If the Foundation Assets are separated from factory foundation and the security interests attached to such Foundation Assets will extinguish, then the security interest holders holding security interests on such Foundation Assets are deemed to agree on the procedures for registering such separation and deletion of security interests, and such procedures are taken. Such security interest holders shall deliver to the Trustees, within 2 weeks after a written request from the Trustees, all documents whatsoever necessary for procedures for registering such separation and deletion of security interests.

1.2                    Security interests relating to lease claims

Security interests in respect of each asset set out in the “Collateral Asset” column in the List of Surviving Security Interests (Lease) (Attachment 24-1) will survive the Court’s decision to approve the Reorganization Plan with a change in the secured claims to the amounts set out in the “New Amount of Claims” column of the list, and the security interests relating to lease claims will extinguish when repayments are completed in accordance with the provisions of Section 2, Chapter III.

The Trustees may continue to use each leased property until the later of the expiry of its lease period and completion of repayment in accordance with Section 2, Chapter III. The leased property after the expiry of its lease period is to be treated in accordance with the change of rights in lease claims under the Reorganization Plan and the applicable terms of lease agreement based on such change if such lease agreement has provisions relating to ownership treatment after the expiry of lease period.

1.3                    Security interests relating to statutory liens over movables

Security interests relating to statutory liens over movables set out in the “Collateral Asset” column in the List of Surviving Security Interests (Statutory Liens over Movables) (Attachment 25) (limited to those remain upon approval order of the Reorganization Plan) will survive the Court’s decision to approve the Reorganization Plan with a change in the secured claims to the amounts set out in the “New Amount of Claims” column of the list. The Trustees may sell, discard or dispose of, with the Court’s approval, the assets to which the security interests relating to statutory liens over movables are attached, and the security interests relating to statutory liens over movables will extinguish when the security interests extinguish by such disposition, security interests are waived or repayments are completed in accordance with the provisions of Section 2, Chapter III.

1.4                    Secured reorganization claims relating to statutory retention rights

Security interests relating to statutory retention rights set out in the “Collateral Asset” column in the List of Surviving Security Interests (Statutory Retention Rights) (Attachment 26) will survive the Court’s decision to approve the Reorganization Plan with a change in the secured claims to the amounts set out in the “New Amount of Claims” column of the list. The Trustees may sell, discard or dispose of, with the Court’s approval, the assets to which the security interests relating to statutory retention rights are attached, and the security interests relating to statutory retention rights will extinguish when the security interests extinguish by such disposition, the security interests are waived, or repayments are completed in accordance with the provisions of Section 2, Chapter III.

1.5                    Secured reorganization claims relating to retention of ownership

Security interests relating to retention of ownership set out in the “Collateral Asset” column in the List of Surviving Security Interests (Ownership Retention) (Attachment 27) will survive the Court’s decision to approve the Reorganization Plan with a change in the secured claims to the amounts set out in the “New Amount of Claims” column of the list, and the security interests relating to retention of ownership will extinguish when repayments are completed in accordance with the provisions of Section 2, Chapter III.

When the Reorganization Company has completed repayments under the provisions of Section 2, Chapter III, the ownership in the collateral assets for those security interests shall determinately vest in the Reorganization Company. In that case, the security interest holders shall deliver to the Trustees, within 2 weeks after a written request from the Trustees, all documents whatsoever necessary for procedures for transferring ownership of the collateral assets.

2                               Measures in case unfixed secured reorganization claims are fixed

With respect to a creditor set forth in the List of Unfixed Secured Reorganization Claims (Attachment 20), if existence of such unfixed secured reorganization claim held by such creditor is fixed, the security interest (in case of statutory lien on movables, only the security interest which remains at the time of the order of approval of the Reorganization Plan) will survive to the extent of the fixed amount of secured reorganization claim and it will extinguish according to the type of security interests in accordance with Subsection 1 above. The provisions of Subsection 1 above will apply to the procedures for extinguishing security interests and treatment of the collateral assets.

3                               Terminating security interests

3.1                    Extinguishment of security interests

The security interests as listed in the List of Non-Surviving Security Interests (Syndicated Loan—Factory Foundation) (Attachment 23-2) and all the other security interests created over the Reorganization Company’s property (only in the case where either security interests are not provided for in Subsections 1 and 2 above) are extinguished on the date of the Court’s decision to approve the Reorganization Plan.

3.2                    Registration procedures relating to deletion of mortgages

The Trustees may independently file an application for the procedures for registering deletion of security interests using the Reorganization Plan as proof under Article 63, Paragraph 1 of the Real Property Registration Act.

The security interests holders of non-surviving security interests extinguished under Subsection 3.1 above that are registered shall take the procedures for registering the deletion of those security interests, and security interest holders shall deliver to the Trustees, within 2 weeks after a written request from the Trustees after the Court’s decision to approve the Reorganization Plan, all documents whatsoever necessary for procedures to register deletion of the security interests.

4                               Insurance

4.1                    Any insurance agreement entered into by the Reorganization Company at the time of the order of approval of the Reorganization Plan whose subject is the property subject to the security interest in respect of the fixed secured reorganization claim will be subsequently renewed after the expiry of its insurance period, and if such fixed secured reorganization creditor has also a pledge on the claim in respect of such insurance agreement, a new pledge will be created on the renewed insurance agreement on the same terms and conditions upon such renewal of the insurance agreement.

4.2                    The pledge on the claim in respect of the insurance agreement as set forth in 3.1 above is extinguished when the secured reorganization claim in respect of the property that is the subject of such insurance agreement is extinguished.

Section 2                         Costs in relation to Registration, etc.

The Reorganization Company shall bear the expenses required for any registration under this Chapter and for any other such procedures including registration tax. However, the relevant security interest holder shall bear the expenses (including registration tax) required for registering changes in conjunction with the change of the security interest holder’s name and address, etc.

[Translation]

CHAPTER VIII                       MEASURES IN RELATION TO THE REORGANIZATION COMPANY

Section 1                         Changes to the Existing Shareholders’ Rights, Etc.

1                               Changes to the shareholders’ rights

1.1                    Acquisition and cancellation of all shares and all share acquisition rights

Before issuing the shares for subscription to be issued in accordance with the provisions of Subsection 2 below, with the effective date being the day when the payment of money is to be made for the shares for subscription (the “Effective Date of First Shares for Subscription”), the Reorganization Company shall acquire, for no charge, all of the issued shares of the Reorganization Company as at immediately before the Effective Date of First Shares for Subscription (common stock, series 1 preferred Stock, and series 2 preferred stock; excluding treasury shares that the Reorganization Company already holds) and, on that same day, cancel all of the treasury shares that it holds.

The Reorganization Company shall also acquire, for no charge, all of the Reorganization Company’s issued share acquisition rights (excluding share acquisition rights that the Reorganization Company already holds) on the Reorganization Plan approval order date and, on that same day, shall cancel all of the share acquisition rights that it holds.

1.2                    Decrease in amount of capital

The Reorganization Company will decrease its capital of 236,143,131,742 yen. The decrease in the amount of capital takes effect on the Effective Date of First Shares for Subscription.

1.3                    Decrease in amount of capital reserve

The Reorganization Company will decrease its capital reserve of 43,668,891,967 yen. The decrease in the amount of capital reserve takes effect on the Effective Date of First Shares for Subscription.

2                               Issuance of shares for subscription

2.1                    Setting of subscription terms

The Reorganization Company shall issue the shares for subscription as follows.

(1)	Type of shares for subscription:	Common stock

(2)	Amount to be paid in per share:	1 yen

(3)	Number of shares for subscription:	1 share

(4)	Date for payment of money in exchange for shares for subscription: a day, to be fixed by the Trustees, in the 3-month period starting from the Reorganization Plan approval order date

(5)	Matters relating to increases in capital and capital reserve:

	Increase in capital	1 yen

	Increase in capital reserve	0 yen

2.2                    Allotment of shares for subscription

All of the shares for subscription provided for in 2.1 above are to be allotted to Trustee Nobuaki Kobayashi.

Section 2                         Measures for Investment by the Sponsor

1                               Changes to the shareholders’ rights

1.1                    Acquisition and cancellation of all shares

Before issuing the shares for subscription to be issued in accordance with the provisions of Subsection 2 below, with the effective date being the day when the payment of money is to be made for the shares for subscription (the “Effective Date of Second Shares for Subscription”), the Reorganization Company shall acquire, for no charge, all of the issued shares of the Reorganization Company and, on that same day, cancel all of the treasury shares that it holds.

1.2                    Decrease in amount of capital

The Reorganization Company shall decrease its capital of 1 yen. The decrease in the amount of capital takes effect on the Effective Date of Second Shares for Subscription.

2                               Issuance of shares for subscription

2.1                    Setting of subscription terms

The Reorganization Company shall issue the shares for subscription as follows.

(1)	Type of shares for subscription:	Common stock

(2)	Amount to be paid in per share:	600,000,000 yen

(3)	Number of shares for subscription:	100 share

(4)

Date for payment of money in exchange for shares for subscription: the business day that falls in at least 10 days after the day on which all of the conditions precedent provided in the Sponsor Agreement are satisfied, such as the clearance or lapse of waiting period under the competition laws of relevant jurisdictions, and that is a month end, to be determined by the Trustees with the approval of the Court, after the Reorganization Plan approval order date

(5)	Matters relating to increases in capital and capital reserve:

Increase in capital	30,000,000,000 yen

Increase in capital reserve	30,000,000,000 yen

2.2                    Allotment of shares for subscription

All of the shares for subscription provided for in 2.1 above are to be allotted to Micron.

Section 3                         Restrictions on Dividends

No dividends of surplus will be distributed to shareholders while the reorganization proceedings are ongoing.

Section 4                         Restrictions on Transfer of Shares

If the Board of Directors of the Reorganization Company is requested to approve a transfer of shares under Article 136 or 137 of the Companies Act while the reorganization proceedings are ongoing, the Board of Directors shall seek the Trustees’ opinions on what measures to take.

Section 5                         Amendment to the Articles of Incorporation

The Reorganization Company’s Articles of Incorporation will be amended as set out in Table of Amendment to the Articles of Incorporation (Attachment 29), which will take effect on the Reorganization Plan approval order date. However, while the reorganization proceedings are ongoing, the Trustees shall determine matters which shall be determined by resolution of the Board of Directors under provisions of the Articles of Incorporation as amended by this Section, notwithstanding those provisions.

Section 6                         Appointment of Officers, etc.

1                               Appointment of Officers

The Reorganization Company’s directors, statutory auditors, and accounting auditor as at the Reorganization Plan approval order date will all leave their offices on that day. The Trustees shall appoint and elect, with the Court’s approval, new directors, representative directors, statutory auditors and an accounting auditor (directors, statutory auditors and an accounting auditor are collectively referred to as “Officers”).

2                               Term of Officers

The term of Officers appointed under Subsection 1 above ends at the close of the annual shareholders meeting to be held with respect to the last fiscal year falling within 1 year after their appointment.

3                               Replacement of, Increase in, and Changes to Officers

If it becomes necessary to replace, increase, or change an Officer within the term provided for in Subsection 2 above, the Trustees shall do so after obtaining the Court’s approval. However, the term of the incoming Officer will be the same as the term of incumbent Officers.

If the reorganization proceedings complete within the above period, then the provisions of the new Articles of Incorporation provided for in Section 5 above and the Companies Act will control the term of Officers.

CHAPTER IX                                MEASURES IN RELATION TO DISPUTED AND UNSETTLED RIGHTS

Until the completion of the reorganization proceedings, the Trustees shall execute litigation, settlements, conciliation, and other such proceedings for any rights of the Reorganization Company that are still disputed and unsettled. When matters have proceeded to the stage where acceptance is necessary for the settlement or conciliation, the Trustees may accept them after obtaining the Court’s approval (which includes a comprehensive approval).

After the reorganization proceedings have completed, the Reorganization Company shall strive to reach proper and appropriate resolutions.

[Translation]

CHAPTER X                                     OTHER MATTERS THAT MUST BE PROVIDED IN THE PLAN

There are no matters to note in relation to Article 167, Paragraph 1, Item 6, of the Corporate Reorganization Act.

Rights to claim reimbursement of costs with respect to administrative services of bonds and management fees during the term of bonds (the amount of respective claims are unfixed) held by Aozora Bank, Ltd. are the post-commencement claims known to the Reorganization Company set forth in Article 167, Paragraph 1, Item 7 of the Corporate Reorganization Act.

Each of those claims may become common benefit claims upon the Court’s approval.

(End of Reorganization Plan)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

THE FOLLOWING ATTACHMENTS TO THE REORGANIZATION PLAN OF ELPIDA MEMORY, INC. HAVE BEEN OMITTED IN ACCORDANCE WITH ITEM 601(B)(2) OF REGULATION S-K.

•      Attachment 1 — Balance Sheet (Before Property Valuation) (As of March 23, 2012 (Commencement Date))

•      Attachment 2 — Balance Sheet (After Property Valuation) (As of March 23, 2012 (Commencement Date))

•      Attachment 3 — Liquidation Balance Sheet (As of March 23, 2012 (Commencement Date))

•      Attachment 4 — Profit and Loss Statement (March 24, 2012 to June 30, 2012)

•      Attachment 5 — Business Profit and Loss Plan Table and Repayment Funds Plan Table

•      Attachment 6 — Cost-Plus Model

•      Attachment 7 — Summary of Repayment and Payment Plan

•      Attachment 8 — Secured Reorganization Claims Repayment Plan Table (Syndicated Loan—Factory Foundation)

•      Attachment 9 — Secured Reorganization Claims Repayment Plan Table (Leases)

•      Attachment 10 — Secured Reorganization Claims Repayment Plan Table (Statutory Liens over Movables)

•      Attachment 11 — Secured Reorganization Claims Repayment Plan Table (Statutory Retention Rights)

•      Attachment 12 — Secured Reorganization Claims Repayment Plan Table (Ownership Retention)

•      Attachment 13 — Preferential Reorganization Claims Payment Plan Table (Taxes and Other Public Charges)

•      Attachment 14 — Preferential Reorganization Claims Repayment Plan Table (Labor related claims)

•      Attachment 15 — General Reorganization Claims Repayment Plan Table

•      Attachment 16 — General Reorganization Claims Repayment Plan Table (Claims with Conditions)

•      Attachment 17 — General Reorganization Claims Repayment Plan Table (Claims under Guarantee)

•      Attachment 18 — General Reorganization Claims Repayment Plan Table (Reorganization Claims under Secondary Filing)

•      Attachment 19 — List of Inter-company Receivables

•      Attachment 20 — List of Unfixed Secured Reorganization Claims

•      Attachment 21 — Unfixed General Reorganization Claims List (Assessment)

•      Attachment 22 — Unfixed General Reorganization Claims List (Pending Special Investigation Proceedings)

•      Attachment 23-1 — List of Surviving Security Interests (Syndicated Loan—Factory Foundation)

•      Attachment 23-2 — List of Non-Surviving Security Interests

•      Attachment 23-3 — List of Purposes of Security Rights (Syndicated Loan—Factory Foundation )

•      Attachment 24-1 — List of Surviving Security Interests (Lease)

•      Attachment 24-2-1 to 15 — List of Purposes of Security Rights (Lease)

•      Attachment 25 — List of Surviving Security Interests (Statutory Liens over Movables)

•      Attachment 26 — List of Surviving Security Interests (Statutory Retention Rights)

•      Attachment 27 — List of Surviving Security Interests (Ownership Retention)

•      Attachment 28 — Common Benefit Claims Payment Records and Balance of Unpaid Common Benefit Claims Table

•      Attachment 29 — Table of Amendment to the Articles of Incorporation of Elpida

•      Attachment 30 — Sponsor Agreement